UNITED STATES
			SECURITIES AND EXCHANGE COMMISSION
			     Washington, D. C.   20549


					   FORM 8-K

					CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2003


					LINCOLN LOGS LTD.
	(Exact name of small business issuer as specified in its charter)


New York                        0-12172 		             14-1589242
(State or other jurisdiction (Commission File Number)   (I.R.S. Employer
  of incorporation)                                    Identification No.)


5 Riverside Drive, Chestertown, New York                        12817
(Address of principal executive offices)	                   (Zip Code)


					(518) 494-5500
		(Registrant's telephone number, including area code)


						N/A
	(Former name or former address, if changed since last report)



Item 5.		Other Events and Regulation FD Disclosure

On October 7, 2003, Lincoln Logs Ltd. (the "Company") entered into a $3,675,000 multi-part credit arrangement (the "Credit Facility") with First Pioneer Farm Credit, ACA ("First Pioneer") which was evidenced by a Revolving Credit and Loan Agreement dated October 7, 2003 (the "Credit Agreement") between the Company and First Pioneer. Also on October 7, 2003, the Company consummated the acquisition of certain assets from Adirondack Forest Industries, Inc. (the "Asset Acquisition").

Filed as exhibits to this Current Report on Form 8-K are copies of (i) the Credit Agreement and (ii) the Company's press release, dated
October 8, 2003, announcing the establishment of the Credit Facility and the consummation of the Asset Acquisition.



Item 7.		Financial Statements and Exhibits

(c)	Exhibits.  The following documents are filed as exhibits to
		     this report:

Exhibit No.		Description of Exhibit
10.1			Revolving Credit and Loan Agreement between Lincoln
			Logs Ltd. and First Pioneer Farm Credit, ACA dated
			October 7, 2003

99.1			Press release, dated October 8, 2003



SIGNATURES

	Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

						LINCOLN LOGS LTD.


DATE:	  October 10, 2003			By: /s/  William J. Thyne
							William J. Thyne
							Chief Financial Officer




Exhibit No.		Description of Exhibit
10.1			Revolving Credit and Loan Agreement between Lincoln
			Logs Ltd. and First Pioneer Farm Credit, ACA dated
			October 7, 2003




		 	REVOLVING CREDIT AND LOAN AGREEMENT


	This Agreement made as of the 7th day of October, 2003, by and between LINCOLN LOGS LTD. (herein "Borrower"), and FIRST PIONEER FARM CREDIT, ACA (herein "Lender").

				 W I T N E S S E T H:

	WHEREAS, Borrower wishes to obtain from Lender certain credit facilities and term loans; and

	WHEREAS, Lender, on and subject to the terms and conditions herein provided, is willing to make certain credit facilities available;

	NOW, THEREFORE, the parties hereby agree:

				      ARTICLE I

				     Definitions

	1.01	Certain Definitions.  As used as capitalized words and phrases in this Agreement:

	"Account" means (i) any right of Borrower to payment for goods sold or leased or for services rendered; (ii) any obligation owing to Borrower and evidenced by an instrument or chattel paper; (iii) any right of Borrower to payment under a contract not yet earned by performance and not evidenced by an instrument or chattel paper; (iv) all obligations owing to Borrower of every kind or nature; and (v) all proceeds of any of the foregoing. There is further included within the word "Account" all right, title and interest of Borrower in and to any Inventory which gave rise to any Account, and all supporting obligations, guaranties of, and security and liens with respect to any Account.

	"Accountants" means independent certified public accountants of recognized standing, who are selected and engaged by Borrower, and who are reasonably satisfactory to the Lender.

	"Account Value" means fifty percent (50%) of the face amount (less any prompt payment or other discount, and exclusive of any accrued finance charges) of Eligible Accounts.

	"Adirondack Acquisition" means the acquisition of the Adirondack Assets, free and clear of all liens, pursuant to the Asset Purchase Agreement dated October 7, 2003, a copy of which has been delivered to Lender (the "Adirondack Agreement") and without assumption or acceptance of any liabilities except as provided in the Adirondack Agreement.
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

	"Adirondack Assets" means all the property and assets of Adirondack Forest Industries, Inc., RWP, Inc., and Robert A. Robinson to be purchased by Borrower, under the Adirondack Agreement.

	"Advance(s)" means the amounts loaned to Borrower under Section 2A.01.

	"Affiliate" means any Person with an ownership interest in Borrower over 10% and any Person in which 10% or more of the ownership interest is owned, directly or indirectly, by the Borrower or an Affiliate.

	"Annual Financials" is defined in Section 7.01(a).

	"Availability" means that amount in Dollars equal to Collateral Value, or if greater, zero.

	"Availability Period" means that period commencing with the date of the Closing and ending on the Termination Date.

	"Bank Deposits" means all sums of money on deposit to the credit of Borrower at any bank, trust company, national banking association, savings bank, savings and loan association or similar institution.

	"Banking Day" means any Business Day on which Lender is open for business at its Lending Office.

	"Base" means the "prime" rate as published from time to time in the Eastern Edition of The Wall Street Journal as the base rate on corporate loans posted by at least 75% of the United States' 30 largest banks, or if The Wall Street Journal shall cease publication or cease publishing the "prime rate" on a regular basis, such other regularly published average prime rate applicable to such commercial banks as is acceptable to the Lender in its reasonable discretion.

	"Borrower" is defined in the introductory paragraph hereof, and includes its successors and assigns.

	"Borrowing" means the making of an Advance.

	"Borrowing Date" means that date on which an Advance is made.

	"Business Day" means calendar days other than: (a) Saturdays, Sundays and legal holidays in the State of Connecticut, and (b) calendar days on which the Lending Office is closed.

	"Cant" means a log that is squared on two or more sides.

	"Capital Line" and "Capital Loan" are described in Section 2B.01.

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

	"Capital Line Limit" means the following respective amount at the following respective times:

Between Closing and September 30, 2004		  $1,065,000
Between October 1, 2004 and September 30, 2005	     852,000
Between October 1, 2005 and September 30, 2006	     639,000
Between October 1, 2006 and September 30, 2007	     426,000
Between October 1, 2007 and September 30, 2008	     213,000
October 1, 2008 and thereafter	  		        0


	"Capital Line Note" means those promissory notes issued by Borrower pursuant to Section 2B.01, and in the form of Exhibit B hereto.

	"Capitalized Lease Obligation(s)" means all rental obligations, which, under GAAP, are required to be capitalized on the books of Borrower, in each case taken at the amount thereof accounted for as indebtedness in accordance with GAAP.

	"Closing" is defined in Article XII.

	"Code" means the Internal Revenue Code of 1986, as amended from time to time, and all regulations issued thereunder.

	"Collateral" means all assets of the Borrower and the Guarantors, including all Accounts, documents, Inventory, equipment, general intangibles, investment property, leases, payment intangibles, chattel paper, electronic chattel paper, and Bank Deposits, Timber, Stumpage, Stumpage Rights, whether now existing or hereafter arising or acquired and wherever located, and all proceeds thereof including all proceeds of fire or other insurance.

	"Collateral Value" means (x) Account Value plus (y) Inventory Value.

	"Commercial Fee" means a fee payable to Lender in Dollars, with respect to any Commercial L/C, equal to (x) one percent (1%) of the face amount of such Commercial L/C or if greater plus the Lender's usual issuance fee.

	"Commercial L/C" means a Letter of Credit issued by Lender, for the account of Borrower to a beneficiary who is a supplier of goods to Borrower, which goods upon acquisition by Borrower, will be Inventory and which Letter of Credit requires the delivery and presentation to the issuer thereof of Documents reflecting a sale of such goods to Borrower, as a condition of Lender's payment thereon.

	"Commitment Amount" means Seven Hundred Seventy-Five Thousand Dollars
($775,000).

	"Contingent Obligation" means any undertaking by the Borrower guaranteeing or in effect guaranteeing any indebtedness, leases, dividends or other obligations ("Primary Obligations") of any other Person in any manner, whether directly or indirectly, including, without limitation, any obligation, whether or not contingent: (a) to purchase any such Primary Obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such Primary Obligation; or (ii) to maintain working capital or equity capital of such Person or otherwise to maintain the net worth or solvency of such Person; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Primary Obligation of the ability of such Person to make payment of such Primary Obligation; or (d) otherwise to assure or hold harmless the owner of such Primary Obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

	"Controls or Controlled" means the power, direct or indirect, to direct or cause the direction of the management and policies of an entity whether through ownership of equity interests, by contract or otherwise and, in any event and without limitation, any Person owning 50% or more of the voting securities of another Person shall be deemed to control that Person or entity.

	"Credit Balance" means the aggregate of (i) the unpaid principal balance of all Advances and (ii) the L/C Balance.

	"Current Financials" means the financial statements described in
Section 6.10.

	"Default" means an Event of Default or the occurrence of an event or existence of a condition which by virtue of an unexpired period of grace or the requirement of the giving of notice, or both, is not (yet) an Event of Default.

	"Document(s)" means a document of title as defined in the UCC.

	"Dollars" or "$" means currency of the United States of America.

	"Eligible Account" means an Account due from an account debtor located in the United States of America or Canada which is subject to Lender's first priority perfected security interest, which arises from the sale of services or Inventory, in the ordinary course of Borrower's business, which is either (x) secured by an assignment of a mortgage commitment greater than the amount of such Account, and outstanding for less than ninety (90) days after the original date thereof and less than thirty (30) days past due in accordance with its terms, or (y) not outstanding for more than sixty (60) days after its original issue date; and in either case, which is not reasonably deemed by Lender to be unsatisfactory for lending purposes.

	"Eligible Inventory" means those items of Inventory (i) without material defects and otherwise of a quality which would pass without objection in the industry; (ii) which are on hand in Borrower's possession in the United States or Canada and properly stored on its premises; (iii) ready for sale or use in the ordinary course of Borrower's business or will be ready for such sale or use given the mere passage of time; (iv) which are subject to Lender's perfected security interest, subject to no prior liens, and no subordinate liens except Permitted Liens, if any; (v) which are not reasonably deemed by Lender to be obsolete or otherwise unsatisfactory for lending purposes. A
Cant is Eligible Inventory if it meets the standards of clauses (i) through
(iv). Stumpage is not Eligible Inventory. Notwithstanding clause (ii), Inventory located in the United States on the property of a third person (herein, a "person in possession") may be Eligible Inventory if it meets the standards of clauses (i) and (ii) through (v), and (x) Borrower has specifically identified such Inventory in its Availability Report delivered under section 7.01(d) hereof, (y)the person in possession has acknowledged Lender's security interest in such Inventory and has agreed that it holds no lien or claim on such Inventory pursuant to a signed writing or other authenticated record acceptable to Lender, and (z) a financing statement indicating such Inventory has been filed in appropriate offices with respect to such person in possession identifying such Inventory and Borrower's ownership thereof, and if requested by Lender, further identifying Lender's security interest therein.

	"Environmental Laws" means the Comprehensive Environmental Response, Compensation, and Liability Act of l980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 9601, et seq.), the Clean Air Act, the Clean Water Act, and state laws of similar coverage, and the regulations adopted and publication promulgated pursuant to any such laws, or any other Federal, state or local environmental law, ordinance, rule or regulations. Certain related terms are defined in Section 6.20.

	"Equipment" means and includes, without limitation, all of Borrower's tangible personal property utilized in the conduct of Borrower's business, all replacements and substitutions therefor, and all accessions thereto, and including, without in any way limiting the generality of the foregoing, all of Borrower's machinery, equipment, furniture, trade fixtures and motor vehicles, but excluding therefrom inventory, as said term is defined in the UCC.

	"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

	"Event of Default" is defined in Article X.

	"Financial Covenants" are those covenants set forth in Article 9 hereof, as the same may be amended or supplemented from time to time.

	"Fiscal Year" means the fiscal year of the Borrower and Fiscal Quarters are determined in reference thereto.

	"Funded Debt" means without duplication any obligation payable after one year, which, in conformity with GAAP, would be shown on the consolidated balance sheet of Borrower as a liability (including, without limitation, Capitalized Lease Obligations, but excluding reserves for deferred income taxes and other reserves to the extent that all such reserves do not constitute an obligation), and any obligation of Borrower which bears interest.

	"GAAP" means generally accepted accounting principles as in effect on the date of this Agreement and applied on a consistent basis.

	"Guarantors" means all existing or hereafter formed as acquired Subsidiaries, excluding Lincoln Logs International, Ltd.

	"Hazardous Materials" means any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, oil or related materials defined in the Environmental Laws or any other substance regulated by the Environmental Laws.

	"Indebtedness" means at a particular time, all items which would, in conformity with GAAP, be classified as liabilities on a balance sheet of Borrower as at such time, and in any event including (a) indebtedness arising under acceptance facilities (b) all liabilities secured by any Lien on any property of Borrower even though the owner of such property has not assumed or otherwise become liable for the payment thereof, (c) indebtedness which has been subordinated, in whole or in part, to the Obligations, and
(d) Capitalized Lease Obligations.

	"Interest Payment Date" means the first day of each month, commencing with the first day of the month after which the Closing occurs.

	"Inventory" means all of Borrower's inventory, merchandise, raw materials, work in process, finished inventory and all other tangible personal property held by Borrower for sale or lease, furnished or to be furnished under contracts of service, or used or consumed in Borrower's business.

	"Inventory Cost" of certain Inventory means its book value, determined by the first-in, first-out method under GAAP.

	"Inventory Market" of certain Inventory means its market value, as reasonably determined by Lender.

	"Inventory Value" means 50% of the lower of Inventory Cost or Inventory Market of Eligible Inventory.

	"L/C Application" means from time to time Lender's then standard form of Letter of Credit Application and Agreement.

	"L/C Balance" means the aggregate undrawn, uncancelled portion of all outstanding Letters of Credit.

	"Lender" means First Pioneer Farm Credit, ACA and its successors and assigns.

	"Lending Office" means the office of the Lender at 174 South Road, Enfield, Connecticut, or such other office of the Lender as Lender shall, from time to time, designate by notice to the Borrower.

	"Letter(s) of Credit" means any letter(s) of credit issued by Lender for the account of Borrower pursuant to Section 2A hereof.

	"Lien" means any mortgage, security interest pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security agreement or preferential arrangement of any kind or nature as to property of the Borrower, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing.

	"Loan Account" means the account on the books of the Lender in which will be recorded Advances made by the Lender to the Borrower pursuant to the Loan Documents, payments made on such Loans and other appropriate debits and credits as provided by the Loan Documents.

	"Loan Documents" and "Financing Agreements" means and refers to this Agreement, the Revolving Note, the Capital Line Notes, Tranche A Note and Tranche B Note, all other agreements executed pursuant hereto, and all other agreements of every kind and nature now or hereafter in force between Lender and Borrower, and among Lender and any third party(ies), relating to the Obligations, or security therefor as the same may, from time to time, be amended or supplemented.

	"Loans" means, collectively, the Revolving Credit; the Capital Line, the Tranche A Loan and the Tranche B Loan.

	"Margin Stock" shall have the meaning set forth in Regulation U (12 CFR 221) of the Board of Governors of the Federal Reserve System.

	"Maturity Date" with respect to each Term Loan is set forth in the Tranche A Note or the Tranche B Note, as appropriate.

	"Notes" means collectively, the Revolving Credit Note, the Capital Line Notes, the Tranche A Note, and the Tranche B Note.

	"Obligations" means all Loans, Advances, indebtedness, liabilities, and amounts, liquidated or unliquidated, owing from Borrower to Lender, at any time, absolute or contingent, due or to become due, now existing or hereafter arising or contracted. Without limitation, such term includes Borrower's obligations with respect to all outstanding Letters of Credit. Said term shall also include all interest, fees and other charges chargeable to Borrower or due from Borrower to Lender from time to time hereunder and also all covenants, agreements or undertakings of Borrower to Lender, whether for the payment of money or otherwise arising under the Loan Documents.

	"Permitted Liens" has the meaning given in Section 8.05.

	"Person(s)" means any individual, corporation (including a business trust), partnership, trust, unincorporated association, joint stock company, limited liability company or other legal entity or organization and any government or agent or political subdivision thereof.

	"Plan(s)" means any plan of a type described in Section 4021(a) of ERISA in respect of which the Borrower or Company is an "employer" as defined in
Section 3(5) of ERISA.

	"Primary Obligations" is defined under "Contingent Obligation" above.

	"Real Estate" means those properties described on Schedule 6.05, together with all easements, rights and appurtenances thereto, owned at any time by Borrower and/or its Subsidiaries, and all fixtures, buildings, structures and improvements thereon from time to time, and all rights to royalties, profits, proceeds, products and income therefrom.

	"Related Party" means any director or officer of Borrower and any Person with an ownership interest in Borrower and any Person in which any of the ownership interest is owned, directly or indirectly, by the Borrower or a Related Party.

	"Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

	"Revolving Credit" means the Advances made pursuant to this Agreement.

	"Revolving Note" means a promissory note with a face amount equal to the Commitment Amount, substantially in the form of Exhibit A hereto, executed by Borrower and delivered to Lender.

	"Standby Fee" means a fee payable to Lender in Dollars with respect to each Standby L/C, equal to the greater of (i) the product of (x) the face amount of such Standby L/C, multiplied by (y) one percent (1%), multiplied by (z) a fraction, the numerator of which is the number of days between the issue date of such Letter of Credit, inclusive, and the expiration date thereof, inclusive, and the denominator of which is 365 or (ii) $250.

	"Standby L/C" means a Letter of Credit other than a Commercial L/C.

	"Stumpage" means standing Timber.

	"Stumpage Rights" means the right to cut and remove Stumpage or other Timber on a pay-as-cut basis or other basis determined by Borrower and reasonably acceptable to Lender.

	"Subordinated Indebtedness" means Indebtedness which has been approved, prior to the incurring of the same, by the Lender as to amount, tenor, terms (including security, if any), maturity, and rate of interest, and which is subordinated to the Obligations by a subordination agreement satisfactory in form and substance to the Lender.

	"Subsidiary" means any company, corporation, limited liability company, limited partnership, trust, limited liability partnership, partnership or other entity other than Borrower that Borrower directly or indirectly Controls.

	"Term Loan(s)" means either or both the Tranche A Loan and the Tranche B Loan, as the context requires.

	"Termination Date" means October 1, 2004.

	"Timber" means any trees of any age, species or condition, whether standing, laying, growing or to be grown, alive or dead.

	"Tranche A Loan" means the amount loaned to Borrower under Section 2C.

	"Tranche B Loan" means the amount loaned to Borrower under Section 2D.

	"Tranche A Note" means a promissory note with a face amount equal to the original principal amount of the Tranche A Loan, substantially in the form of Exhibit C hereto, executed by Borrower and delivered to Lender.

	"Tranche B Note" means a promissory note with a face amount equal to the original principal amount of the Tranche B Loan, substantially in the form of Exhibit D hereto, executed by Borrower and delivered to Lender.

	"UCC" means the Uniform Commercial Code as in effect in New York, as amended from time to time.

	1.02	UCC Terms.  All terms defined in the UCC and used in this Agreement, and not otherwise defined herein, shall have the meaning ascribed to them in the UCC.

	1.03	Financial Terms.  All accounting and financial terms used in this
Agreement except as otherwise defined herein, shall be determined in accordance with GAAP. Certain financial terms are defined in Section 9.01.

	1.04	Other Terms.  Other capitalized words and phrases are defined herein where used.

					ARTICLE II

					The Loans

	A.	The Revolving Credit -- $775,000.

	2A.01	Advances.  Subject to and upon the terms and conditions herein provided, during the Availability Period, Lender shall make Advances to Borrower upon Borrower's written request in such form as Lender may from time to time specify, so long as: (a) after giving effect to Borrower's request for each such Advance, the Credit Balance does not exceed the Commitment Amount; and (b) after giving effect to Borrower's request, the Credit Balance does not exceed Availability; and (c) the conditions specified in Section 2A.06 have been and remain fulfilled. Borrower covenants and agrees to use the proceeds of Advances and Letters of Credit only for the purchase of Stumpage and Stumpage Rights, and for (other) working capital needs of its own and the Guarantors, including supporting purchases of Inventory and Stumpage Rights from Canada and the payment of fees and expenses relating to this Agreement.

	2A.02	Letters of Credit.  Subject to and upon the terms and conditions herein provided, during the Availability Period, Lender shall, at the request of Borrower, issue for the account of Borrower or a Guarantor, Letters of Credit, which may be either Commercial L/Cs or Standby L/Cs at Borrower's request, in Lender's then current standard form, with appropriate insertions therein, so long as: (a) Borrower shall have delivered to Lender (i) a completed L/C Application, (ii) such other accompanying documentation as Lender shall require, and (iii) if the Letter of Credit requested is a Standby L/C, an amount equal to the Standby Fee which would become due upon the issuance thereof; (b) after giving effect to Borrower's request, the Credit Balance does not exceed the Commitment Amount; and (c) the conditions specified in
Section 2A.06 shall have been and remain fulfilled. If Lender does not issue the Letter of Credit requested, the funds and documents required by this Section shall be returned to Borrower; if Lender does issue such a Letter of Credit, such amount and documents shall be applied to the fee due with respect thereto, but this sentence does not alter Lender's obligation to issue Letters of Credit upon Borrower's appropriate request subject to the terms and conditions hereof.

	2A.03	Requests.  Whenever Borrower wishes Lender to make an Advance hereunder, Borrower shall make such request not later than 12:00 p.m.
(Eastern time) on the day one (1) Banking Day prior to the requested Borrowing Date. Each such request shall constitute a certification that there then exists no Default and that after giving effect to such request, the Credit Balance will not exceed Availability. With each request, Borrower shall deliver (i) a statement showing the intended use of the proceeds of the Advance, in form and detail satisfactory to Lender, and (ii) if such Advance, or a portion thereof, is to be used to acquire Stumpage Rights, appropriate documents and information to provide Lender a security interest therein and in the underlying Stumpage including in any event the name of the record owner thereof and a reference to the owner's title in the applicable land records. Borrower shall request Letters of Credit, at least two (2) Banking Days prior to the proposed issue date of such requested Letter of Credit, provided, however, Lender may from time to time permit Borrower to make such requests on shorter notice.

	2A.04	Funding.  Advances may be effected in such manner and to such deposit account, or by wire or check, as Lender may determine appropriate.

	2A.05	Loan Account.  The debit balance of the Loan Account shall reflect the amount of the Borrower's indebtedness to the Lender from time to time by reason of Advances and other appropriate charges under the Loan Documents. At least once each month, the Lender shall render a statement of account showing as of its date the debit balance of the Loan Account which, unless within thirty (30) days of such date notice to the contrary is received by the Lender from the Borrower, shall be considered correct and accepted by the Borrower and conclusively binding upon it.

	2A.06	Pre-Conditions.  No Advance will be made nor any Letter of Credit issued nor any Capital Loan made unless each of the following conditions shall have been and remain fulfilled:

		(a)	All conditions precedent as set forth in Article XI shall have
	been fulfilled as of the Closing.

		(b)	No Default shall have occurred and be continuing.

		(c)	The warranties and representations set forth in Article VI
	hereof shall be true and correct, in all material respects, as of the date they were made.

	2A.07	Telephone Requests.  Notwithstanding the provisions of Section
2A.03, by telephone to such officer of Lender that Lender may designate, Borrower may make a request for a Borrowing, to be made on the day of the telephone request or the first Banking Day thereafter, which telephone request may be accepted by Lender in its discretion. In any event, any telephone request for a Borrowing shall be confirmed within two (2) Business Days after the Borrowing Date by delivery of the appropriate written request. A request for a same day Advance must be made by 10:00 A.M. on such day.

	2A.08	Advance Minimum.  Each Advance shall be at least $10,000, and all
Advances shall be integral multiples of $1,000.

	2A.09	Out of Formula.  If at any time the Credit Balance exceeds the lesser of Availability or the Commitment Amount, Borrower shall forthwith pay to the Lender the amount of such excess except that if the excess is a consequence of an Advance explicitly made under Section 2A.11, such Advance shall be paid on demand.

	2A.10	Reborrowing.  During the Availability Period, Borrower may repay, in whole or part, at any time without penalty, the outstanding principal of the
Credit Balance and may reborrow, subject to the provisions of this Article II.

	2A.11	Overadvances.  Notwithstanding the provisions of Sections 2A.01,
2A.02 and 2A.09, Lender, in its discretion, may make Advances or may issue Letters of Credit in excess of the Commitment Amount or Availability.

	2A.12	Drafts.  If a draft and/or Documents shall be presented under a
Letter of Credit, and Lender shall honor the same, then upon the presentation of such draft and/or Documents, it shall be deemed, without any notice to or from Borrower, that Borrower has made a timely request to the Lender for an Advance under Section 2A.01, and that the amount paid by Lender with respect to such draft and/or Documents shall be deemed to be an Advance pursuant to
Section 2A.01.

	2A.13	Revolving Note.  The obligation of Borrower to repay the Credit
Balance with interest thereon shall be evidenced by the Revolving Note.

	2A.14	Termination and Acceleration.  The Revolving Credit shall be paid in full, without notice or demand, on the Termination Date or upon earlier acceleration thereof, notwithstanding any provision of any promissory note or other instrument evidencing any part of the Obligations.

	B.	The Capital Line -- $1,065,000.

	2B.01	Capital Loans.  Subject to and upon the terms and conditions herein provided, until July 1, 2008, Lender shall make loans (each, a "Capital Loan,"
and collectively, "Capital Loans" or the "Capital Line" to Borrower upon
Borrower's written request in such form as Lender may from time to time specify, so long as: (a) after giving effect to Borrower's request, the aggregate principal amounts outstanding of all Capital Line Notes does not exceed the Capital Line Limit; and (b)the proceeds of such Capital Loan shall be used by Borrower or a Guarantor to (i) to improve its Chestertown, New York manufacturing facilities, (ii) to purchase Stumpage and Stumpage Rights for itself or for Guarantors, and (iii) to acquire or improve other fixed assets
(each such use, "Qualifying Use"); and (c) the conditions specified in
Section 2A.06 have been and remain fulfilled.

	2B.02	Requests and Deliverables.  (a) Whenever Borrower wishes Lender to make a Capital Loan hereunder, Borrower shall make such request not later than 12:00 p.m. (Eastern time) on the day five (5) Banking Days prior to the requested Borrowing Date. Each such request shall constitute a certification that there then exists no Default and a covenant that the proceeds of the requested Capital Loan shall be used to fund the Qualifying Use identified in the Request.

	(b) With each request for a Capital Loan Borrower shall deliver to Lender, (i) a statement describing the intended Qualifying Use of the proceeds of the requested Capital Loan and whether the intended Qualifying Use will be by the Borrower or a Guarantor, with such detail as Lender may request; and
(ii) a (proposed) Capital Line Note, duly completed and executed, in the principal amount of the requested Capital Loan. If Lender does not make the Capital Loan requested, the (proposed) Capital Line Note will be returned to the Borrower, but this sentence does not alter Lender's obligation to make Capital Loans subject to the terms and conditions hereof.

	(c)	If the Capital Loan is to be used in whole or in part to acquire
Stumpage Rights, the Borrower shall deliver with the request therefor (i) a copy of the relevant cutting or stumpage agreement, and (ii) such documents and information pertaining to the effected real estate as Lender may request, including, in any event the name of the record owner thereof and a reference to the owner's title in the applicable land records.

	2B.03	Funding.  Advances with respect to Capital Loans may be effected in such manner and to such deposit account, or by wire or check, or by direct payment to the seller of stumpage or other applicable vendor as Lender may determine appropriate.

	2B.04	Account.  Periodically, the Lender shall render a statement of account showing as of its date the outstanding balances of the Capital Loans which, unless within thirty (30) days of such date notice to the contrary is received by the Lender from the Borrower, shall be considered correct and accepted by the Borrower and conclusively binding upon it.

	2B.05	Advance Minimum.  Each Capital Loan shall be at least $50,000.

	2B.06	Reborrowing.  Once repaid, the amounts relating to a particular
Capital Loan may be reborrowed through a new Capital Loan, subject to the limits of Section 2B.01(a) and the terms and conditions hereof.

	2B.07	Capital Notes.  Each Capital Loan shall be evidenced by a Capital
Note in the principal amount thereof, and shall be payable in quarterly installments, on the first day of January, April, July and October, each installment to in an amount equal to one-twentieth (1/20) of the original principal balance thereof, with a final payment due on October 1, 2008, provided that if all or a portion of the proceeds of a Capital Loan shall have been used (or designated to be used) to acquire Timber or Stumpage Rights, then the subject Capital Note shall be paid in full on the due date for the next quarterly installment after Borrower has concluded cutting of the purchased (or designated) Timber or the Stumpage Rights have expired or been terminated by the Borrower or any party.

	C.	The Tranche A Loan -- $100,000.

	2C.01	Tranche A Loan.  If all of the conditions specified in Article XI shall have been timely fulfilled, Lender shall lend to Borrower the principal sum of One Hundred Thousand Dollars ($100,000) (the Tranche A Loan). Borrower shall use the proceeds of the Tranche A Loan for general corporate purposes, including the payment of fees relating to the Loans and the Adirondack Acquisition.

	2C.02	Tranche A Repayments.  Until the earlier of (i) the Maturity Date of the Tranche A Loan or (ii) acceleration upon the occurrence of an Event of
Default: the principal amount of the Tranche A Loan shall be repaid in 48 monthly installments commencing November 1, 2003, and continuing on the first day of each month thereafter, each payment in the principal amount of $2,083.33, except that the final installment, due October 1, 2007, shall be for the entire outstanding balance.

	2C.03	Tranche A Voluntary Prepayments.  At any time that the Revolving
Credit shall have had a zero balance for thirty days, and Borrower projects that it will not be requesting Advances for an additional thirty days, the Tranche A Loan may be prepaid in whole or in part, from time to time upon two
(2) Banking Days notice to Lender, which notice must refer to this Section. Partial payments must be made in integral multiples of $1,000 and must be accompanied by any applicable prepayment charge. All partial prepayments shall be applied to principal in the inverse order of maturity.

	2C.04	Tranche A Note.  The obligation of Borrower to repay the Tranche A
Loan with interest shall be evidenced by the Tranche A Note.

	D.	The Tranche B Loan -- $1,735,000.

	2D.01	Tranche B Loan.  If all of the conditions specified in Article XI shall have been timely fulfilled, Lender shall lend to Borrower the principal sum of One Million Seven Hundred Thirty-Five Thousand Dollars ($1,735,000) (the Tranche B Loan). The proceeds of the Tranche B Loan shall be used (i) to capitalize AFI Acquisition Company, LLC, a wholly-owned subsidiary ("AFI") so that AFI may conclude the Adirondack Acquisition, (ii) to refinance all mortgage debt on Borrower's property in Lake George, New York, in the amount of approximately $180,000, (iii) payment of costs and fees hereunder, and (iv) the remainder, for other corporate purposes determined by Borrower.

	2D.02	Tranche B Repayments.  Until the earlier of (i) the Maturity Date of the Tranche B Loan or (ii) acceleration upon the occurrence of an Event of
Default: the principal amount of the Tranche B Loan shall be repaid in monthly installments commencing November 1, 2004, and continuing on the first day of each month thereafter, each payment in the principal amount of $14,460 until the Tranche B Maturity Date.

	2D.03	Tranche B Voluntary Prepayments.  At any time that the Revolving
Credit shall have had a zero balance for thirty days, and Borrower projects that it will not be requesting Advances for an additional thirty days, the Tranche B Loan may be prepaid in whole or in part, from time to time upon two
(2) Banking Days notice to Lender, which notice must refer to this Section. Partial payments must be made in integral multiples of $1,000 and must be accompanied by any applicable prepayment charge. All partial prepayments shall be applied to principal in the inverse order of maturity.

	2D.04	Tranche B Note.  The obligation of Borrower to repay the Tranche B
Loan with interest shall be evidenced by the Tranche B Note.

					ARTICLE III

				   Interest and Fees

	3.01	Revolving Credit Interest.  On each Interest Payment Date and on the
Termination Date or the earlier acceleration of the Loans, Borrower will pay to
Lender, interest on the daily outstanding unpaid balance of principal of the
Advances at the daily equivalent of an annual rate of interest that is equal to
Base.

	3.02	Capital Line Interest.  On each Interest Payment Date, Borrower shall pay to Lender, interest on the unpaid principal balances of the Capital Loans at the per annum rate of interest equal to Base.

	3.03	Standby L/C Fee.  Upon the issuance of a Standby L/C, on the issue date thereof, Borrower shall pay to Lender the Standby Fee with respect to such
Standby L/C, which shall be deemed fully earned upon such issuance.  Borrower's payment of the Standby Fee or any other fee shall not reduce Borrower's obligation to pay interest on any amount paid by Lender pursuant to a Letter of
Credit, under the terms of this Agreement.

	3.04	Commercial L/C Fee.  Upon the presentation of Documents for payment or acceptance under any Commercial L/C, Borrower will pay to Lender on demand the Commercial Fee with respect to such Commercial L/C.

	3.05	Tranche A Interest.  On each Interest Payment Date and on the
Tranche A Maturity Date, and/or the earlier acceleration of the Tranche A Loan, Borrower will pay to Lender, interest on the daily outstanding unpaid balance of principal of the Tranche A Loan at the daily equivalent of an annual rate of interest equal to Base, unless Borrower has converted pricing to fixed interest, as permitted under Section 3.13.

	3.06	Tranche B Interest.  On each Interest Payment Date and on the
Tranche B Maturity Date, and/or the earlier acceleration of the Tranche B Loan, Borrower will pay to Lender, interest on the daily outstanding unpaid balance of principal of the Tranche B Loan at the daily equivalent of an annual rate of interest equal to Base, unless Borrower has converted pricing to fixed interest, as permitted under Section 3.13.

	3.07	Interest Computation.  All interest and fees payable by Borrower under this Article III shall be computed on the basis of a 365-day year and for the actual number of days elapsed.

	3.08	 Default Rate.  Notwithstanding any other provisions hereof, after the occurrence of an Event of Default and during its continuance, daily, until all Obligations are paid in full, Borrower will pay to Lender interest on the daily outstanding principal balances of the Advances and the Term Loan at the rate(s) of interest otherwise payable thereon pursuant to such provisions, plus three percent (3%) per annum (calculated on a daily equivalent rate).

	3.09	Base Changes.  All rates of interest based on Base shall change immediately on the date upon which a change in Base is published.

	3.10	Late Charges.  Without limitation of Lender's rights, if any payment of principal and/or interest on the Obligations is not received within ten (10)
days of the date due, Borrower shall pay to Lender a late charge equal to three percent (3%) of such unpaid amount.

	3.11	Origination Fee.  Upon Lender's execution and delivery hereof,
Borrower shall pay a fee in the amount of $20,000, which shall be fully earned and non-refundable on Lender's execution and delivery.

	3.12	Audit Fees.  Borrower shall reimburse Lender for all customary audit fees and expenses, including, without limitation, internal charges and expenses, incurred by Lender in connection with Lender's periodic examinations of Borrower's books and records and Inventory and Timber and Stumpage and Stumpage Rights, but prior to the occurrence of a Default, (i) Borrower shall not be obligated to pay for or reimburse Lender more than $5,000 for audits and examinations in each Fiscal Year and Timber, and (ii) Lender shall give Borrower reasonable notice before any audit or examination.

	3.13	Fixed Pricing.  At any one time each, as to each of the Tranche A
Loan and the Tranche B Loan, and as to all Capital Loans collectively, so long as no Event of Default shall have occurred, Borrower, by written notice to Lender, may elect to have the entire outstanding principal balance thereof, for the remaining term and until paid in full, bear interest at the Fixed Rate, as hereinafter defined. "Fixed Rate" means the rate offered by Lender to Borrower, from time to time on Borrower's written request which shall not be made more than once per calendar quarter and shall include provisions to make whole Lender in the event of prepayment. Lender may determine such rate in its sole discretion, and may consider factors including Borrower's financial position, performance, and prospects; Lender's desire to acquire fixed rate loans generally; and overall credit markets. If elected, the Fixed Rate shall become effective on the first day of the calendar quarter after election. Lender may require the execution and delivery of a promissory note(s) to reflect the Fixed Rate and such provisions, and any such replacement shall be the Tranche A Note, Tranche B Note or the Capital Line Notes, as applicable.

					ARTICLE IV

		   Payment, Computation and Distribution

	4.01	Payment Time, Place.  Each payment to be made by Borrower hereunder, whether principal, interest, fees, or of any other kind, shall be paid not later than 3:00 P.M. (Eastern time) on the day when due to the Lender at the
Lending Office in Dollars and in immediately available funds.  Borrower shall give notice of every payment not later than noon, Eastern Time or earlier if otherwise required hereunder.

	4.02	Set-Off.  Borrower hereby authorizes Lender to set off any amount due from Lender or any of its affiliates to Borrower for any payment due from Borrower under any of the Loan Documents. Such authorization, however, does not obligate Lender so to charge or set off nor does it limit Borrower's obligation to make such payment when due. Lender shall notify Borrower of any such set off.

	4.03	Calculation.  The Lender shall calculate all interest rates arising and all interest and fees due hereunder.

	4.04	Holiday Due Dates.  Except as otherwise expressly provided in this
Agreement, whenever any payment to be made by Borrower hereunder shall be stated to be due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of such payment.

	4.05	Payment Net.  All payments by the Borrower under this Agreement with respect to the Obligations shall be made without set-off or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any country or any political subdivision thereof or taxing or other authority therein unless
Borrower is compelled by law to make such deduction or withholding.  If any such obligation is imposed upon Borrower with respect to any amount payable by it hereunder, the Borrower will pay to the Lender, on the date on which the said amount becomes due and payable hereunder, such additional amount as shall be necessary to enable Lender to receive the same net amount which it would have received on such due date had no such obligation been imposed upon the
Borrower.  Borrower will deliver promptly to the Lender certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by Borrower hereunder.

	4.06	Taxes.  Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies, excluding in the case of Lender, taxes imposed on it by the jurisdiction under the laws of which Lender is organized, or any political subdivision thereof, and taxes imposed on its net income and franchise taxes imposed on it except in a jurisdiction in which Lender is not doing any business except making loans to Borrower hereunder, which arise from any payment made by Borrower hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes. Borrower will indemnify Lender, on demand, for the full amount of any such taxes, charges or similar levies paid by Lender or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto whether or not such taxes, charges or similar levies were correctly or legally asserted. Provided that Borrower shall have no obligation to pay (a) taxes imposed on Lender by the jurisdiction under the laws of which Lender is organized or in which it is doing business, or any political subdivision thereof, (b) taxes imposed on Lender's net income or gross receipts, and (c) franchise taxes imposed on Lender.

	4.07	Survival.  Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in
Section 4.06 shall survive the payment in full of principal of and interest on the Loans hereunder.  Lender agrees to give to Borrower notice of any such taxes, charges or similar levies paid by it and for which demand for payment may be made hereunder, and Borrower shall have the right to contest the validity or legal assertion thereof; provided, however, that the foregoing shall in no way limit Borrower's obligation to indemnify Lender as in this
Agreement provided.

					ARTICLE V

			   Security and Subordination

	5.01	Amounts Due Borrowers.  Any and all deposits or other sums at any time credited by or due from Lender to Borrower shall, at all times, constitute security for all Obligations and may be set off against any of the Obligations at any time when due whether or not security held by Lender is deemed to be adequate.

	5.02	Security Interest.  The Obligations shall be secured by a perfected security interest in all Collateral which security shall be of first priority except with respect to Liens described in Sections 8.05(f) and (h) and shall be pursuant to a security agreement(s) acceptable to Lender, and the Collateral shall be subject to no Liens, except the Permitted Liens.

	5.03	Subordination.  All obligations of Borrower to Related Parties shall be subordinated to the Obligations, excluding transactions permitted by Section
8.08, pursuant to subordination agreements acceptable to Lender in its sole discretion.

	5.04	Guaranties.  The Obligations shall be guaranteed by the Guarantors, jointly and severally, pursuant to unconditional, unlimited guaranties of payment acceptable to Lender and, if requested by Lender, a pledge of the stock or other ownership interests of each Subsidiary pursuant to pledge agreements acceptable to Lender.  Borrower represents that as of the date hereof, all of
Borrower's Subsidiaries are listed on Schedule 6.08.

	5.05	Guarantors' Security Interest.  The Obligations shall be secured by first priority (except with respect to Liens of the type described in Sections
8.05(f) and (h)) perfected security interests in and mortgages of all personal and real property of the Guarantors, pursuant to security agreement(s)
acceptable to Lender.

	5.06	Mortgages.  The Obligations shall be secured by first priority mortgages of all Real Estate and all other real estate owned by Borrower, and the Real Estate shall be subject to no Lien, except those acceptable to Lender in its sole discretion (those Liens on any title certification accepted by Lender at Closing, being acceptable as to such properties), pursuant to mortgage agreements acceptable to the Lender.

	5.07	Co-Op Stock.  The Obligations shall be secured by a pledge of all interests in Lender owned by Borrower, subject to no claims or Liens, pursuant to a pledge agreement acceptable to Lender.

	5.08	Priority and Application.  After an Event of Default, Lender may
allocate proceeds of items of its security to and among the Revolving Credit, the Capital Loans, the Term Loans, and other Obligations as it determines desirable for its purposes.

					ARTICLE VI

		 Warranties and Representations by Borrower

	6.01	Reliance.  Lender enters into this Agreement in reliance upon the warranties and representations of Borrower set forth in this Article, each of which is acknowledged by Borrower to be material, and each of which is made as of the Closing, and as of each Borrowing Date.

	6.02	Organization.  The Borrower is a duly organized and existing entity of the type described on Schedule 6.02 and is organized in the state set forth thereon.  The current name, and all prior names of Borrower is set forth on
Schedule 6.02.  The organization identification number (as that term is used in the Uniform Commercial Code in effect in its state of organization), and the
Federal tax identification number for Borrower is set forth on said Schedule.
Further, except as set forth on said Schedule, Borrower has not been party to any merger, consolidation, or reincorporation or other reorganization.

	6.03	Qualification.  Borrower is duly qualified to do business and is in good standing as a foreign corporation in each state or other jurisdiction where the nature of the business conducted by it, or the property owned by it requires such qualification, except to the extent the failure so to qualify does not, and will not have a material and adverse effect on the business operations or financial condition of Borrower.  The jurisdictions in which
Borrower is so qualified are listed on Schedule 6.03.

	6.04	Title.  Borrower has good, clear record and marketable title to all real property, including the Real Estate and good and marketable title to all personal property that it purports to own, as reflected in the Current
Financials, free and clear of all Liens, other than Permitted Liens.

	6.05	Property.  Borrower owns or leases and holds all real and personal property necessary to the conduct of its business, including, without limitation, patents, trademarks, service marks, trade names, copyrights and licenses and other rights with respect to the foregoing. All Real Estate now owned, or to be owned by the Borrower or any subsidiary at Closing is listed on
Schedule 6.05.

	6.06	Books.  All books of account of Borrower are accurate and reflect all matters and transactions that should be reflected therein, in accordance with GAAP.

	6.07	Business.  Schedule 6.07 correctly describes the general nature of business of the Borrower.

	6.08	Subsidiaries.  Except as set forth on Schedule 6.08, Borrower has no Subsidiaries or investments in the stock or securities of any other corporation, firm, trust or other entity.

	6.09	Litigation.  Except as set forth on Schedule 6.09, there are no actions, suits or proceedings pending against Borrower or any of its properties in any court, before any governmental authority, arbitration board, or any other tribunal which, singly or in the aggregate, if decided adversely to Borrower would materially and adversely affect the business, properties or condition (whether financial or otherwise) of the Borrower. Except as set forth on said Schedule, to the knowledge of the Borrower, there are not pending any investigations against Borrower or actions, suits or proceedings threatened against Borrower, which, singly or in the aggregate, if decided adversely to Borrower would materially and adversely affect the business, properties or condition (whether financial or otherwise) of the Borrower.
The Borrower is not, nor by execution and delivery of this Agreement and performance of the Obligations (with or without the passage of time or the giving of notice) will it be, in default with respect to any order of any court, governmental authority, arbitration board or other tribunal.

	6.10	Current Financials.  Borrower has furnished to Lender the financial statements and all notes thereto referred to on Schedule 6.10.  Said statements
(the "Current Financials") fairly present the condition of Borrower at the dates thereof, and the statements of operation contained therein fairly present the results of its operations for the periods indicated, all in conformity with GAAP.  Except to the extent reflected or reserved against in
Current Financials and as set forth as exceptions on said Schedule, Borrower, as of the date of said financial statements, had no material liabilities of any nature, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities, due or to become due, or arising out of transactions entered into, or any state of facts existing, prior thereto.

	6.11	Adverse Changes.  Since the date of the Current Financials and except as shown on Schedule 6.11, there has not been with respect to Borrower:

		(i)	any change in the condition of assets or liabilities, other
	than changes in the ordinary course of business, none of which has been
	materially adverse, nor has there been any depletion of cash or decrease
	of working capital, either of which has been materially adverse;

		(ii)	any material damage, destruction or loss, whether or not
	covered by insurance, materially and adversely affecting any of their properties or business;

		(iii)	any declaration or setting aside of, or making of a payment of
	any dividend or other distribution with respect to any of its capital
	stock or any direct or indirect redemption, purchase or other acquisition
	of any such stock;

		(iv)	any materially adverse:

			(A)	controversy with any labor organization or employees;

			(B)	claim or controversy involving any federal, state, local
				or foreign government or any agencies of any of them; or

			(C)	other event or condition affecting the business of or
				properties of Borrower.

	6.12	Taxes.  Borrower has filed all federal and state income tax returns, excise tax returns and all other tax returns of every kind and nature which are required to be filed by Borrower and has paid all taxes shown to be due on said returns.  Except as indicated on Schedule 6.12, no audit or, to Borrower's knowledge, other investigation is presently being conducted with respect to any tax obligation of Borrower.

	6.13	Controlling Persons.  All shareholders of Borrower owning five percent or more of outstanding shares and their approximate respective interests in Borrower and all executive officers and all directors of Borrower are as set forth on Schedule 6.13.

	6.14	Locations.  Schedule 6.14 sets forth all addresses at which Borrower has an office, conducts business or at which any of its property, including
Inventory, is located.

	6.15	Authority.  The execution and delivery of this Agreement, the borrowing by Borrower as herein provided, the execution and delivery by Borrower of all instruments, agreements and documents of every kind and nature pursuant hereto and the performance by Borrower of the Obligations hereunder or under any instrument, document or agreement executed pursuant hereto have been duly authorized by the Borrower and, to the extent required by law or otherwise, by the shareholders of the Borrower and this Agreement and all instruments, agreements and documents executed pursuant hereto are valid and binding obligations of Borrower and enforceable in accordance with their terms, except to the extent that such enforceability may be limited by laws of general application affecting the rights of creditors.

	6.16	Non Contravention.  There is no provision in the organizational certificates or documents of Borrower or any indenture, contract or agreement to which Borrower is a party or by which Borrower is bound, which prohibits the execution and delivery of this Agreement or the performance by Borrower of the Obligations.

	6.17	No Default.  No event has occurred and no condition exists which, upon the execution and delivery of this Agreement would constitute a Default. Neither the nature of Borrower nor any of the business or properties of Borrower, is such as to require a consent, approval, or authorization of, or filing, registration, or qualification with, any governmental authority on the part of Borrower as a condition to the execution and delivery of this Agreement or any instrument, agreement or document contemplated hereby, or the performance by Borrower of the Obligations.

	6.18	Tradenames, etc.  Schedule 6.18 sets forth a full list of all patents and patent applications, and all registered trade and service names and marks, and copyrights owned or used by Borrower. Except as set forth on said Schedule, if any, Borrower utilizes no trademark or trade name.

	6.19	Margin Stock.  Borrower owns no and has no present intention of acquiring any Margin Stock. None of the funds advanced to the Borrower hereunder will be used to purchase or carry any Margin Stock. Neither Borrower, nor any agent acting on its behalf, has taken any action which might cause this Agreement or any of the Notes to violate Regulation G, Regulation T, Regulation U, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, as now in effect.

	6.20	Environmental Matters.  Borrower:

	(i)	has obtained all permits, licenses and other authorizations which are required under all Environmental Laws;

	(ii)	is in compliance with all terms and conditions of the required permits, licenses and authorizations, and is also in compliance with all other Environmental Laws or requirements contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder;

	(iii)	has never caused, permitted or suffered to exist any Hazardous
   Material to be spilled, placed, held, located or disposed of on, under or about nor are any now existing on, under or about the Real Estate or any other premises owned or leased by Borrower (collectively the "Controlled Premises") or into the atmosphere, any body of water or any wetlands in violation of any Environmental Laws;

	(iv)	has no knowledge after due inquiry that the Real Estate or any other Controlled Premises has ever been used (whether by Borrower or, to the best knowledge of Borrower after due inquiry, by any other Person) as a treatment, storage or disposal (whether permanent or temporary) site for any Hazardous Material in excess of maximum permitted regulatory levels or which is otherwise not in compliance with applicable Environmental Laws except as disclosed in the report of C.T. Male Associates dated September 25, 2003, a copy of which has been delivered to Lender;

	(v)	has not received any notice from any Governmental Authority or agency or any tenant, occupant or operator of the Controlled Premises or from any other Person with respect to the environmental condition of the Controlled Premises, the improvements thereon, any other property owned by Borrower, or any other property which was previously included in the property description of the Controlled Premises or such other real property, or with respect to the release of Hazardous Material at, upon, under or within the Controlled Premises, the improvements or such other real property, or the past or ongoing migration of Hazardous Material from neighboring lands or to the Controlled Premises or improvements thereto; and

	(vi)	has no knowledge of any underground storage tanks,
   asbestos-containing materials, PCBs, radon gas or urea formaldehyde foam insulation at, upon, under or within the Controlled Premises or improvements thereon.

	6.21	'40 Act.  Borrower is not an "investment company," or a company
"controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

	6.22	Binding Obligations.  This Agreement and all of the other Loan
Documents executed and delivered in connection herewith are legal, valid and binding obligations of Borrower, and are enforceable against Borrower in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity.

	6.23	Fiscal Year.  The Fiscal Year ends January 31; Fiscal Quarters end on April 30, July 31, October 31, and January 31.

	6.24	Full Disclosure.  Neither the Current Financials, nor any statement of fact made by or on behalf of Borrower in this Agreement or any of the other
Loan Documents or any certificate, written statement or schedule furnished to
Lender pursuant hereto, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact known to Borrower that has not been disclosed to Lender in writing, which could have a material adverse effect on
Borrower's business or property.

					ARTICLE VII

				Affirmative Covenants

	7.00	Covenants.  The Borrower hereby covenants and agrees that, until the later to occur of (a) the full payment and performance of all Obligations, or (b) the Termination Date, the Borrower shall:


	7.01	Reporting.  Furnish to Lender:

		(a)	Annual Audits.  Annually, as soon as practicable and in any
	event within ninety (90) days after the end of each Fiscal Year, audited
	statements of income, retained earnings and cash flow of Borrower for such
	year, and balance sheets of Borrower as at the end of such year, setting
	forth in each case in comparative form corresponding figures for the
	preceding Fiscal Year from the preceding annual audit, all in reasonable
	detail and reasonably satisfactory in scope to Lender and certified by
	Accountants whose certificate shall be in scope and substance reasonably
	satisfactory to Lender and accompanied by such Accountants' management
	letter, if such a letter is provided to Borrower (the "Annual
	Financials"); and

		(b)	Quarterly Intervals.  Quarterly, as soon as possible and in
	any event within forty-five (45) days after the end of each Fiscal
	Quarter, or if early, the date when Borrower files its quarterly reports
	with the U.S. Securities and Exchange Commission, statements of income,
	retained earnings and cash flow of Borrower for the period from the
	beginning of the current Fiscal Year to the end of such period, and
	balance sheets of Borrower as at the end of such period, setting forth in
	each case in comparative form figures for the corresponding period in the
	preceding Fiscal Year, and comparing such figures to the Budget described
	in subsection (c) below which statements may be prepared by Borrower but,
	in any event, shall be in form and detail satisfactory to Lender; and

		(c)	Annual Budgets.  Budgets, projections and operating reports
	as soon as reasonably practicable and in any event, within 60 days after
	the beginning of each Fiscal Year, projected statements of income,
	retained earnings, cash flow, and financial position, for such Fiscal Year
	in form and detail satisfactory to Lender; and

		(d)	Availability Reports.  Monthly, as soon as practicable and in
	any event within thirty (30) days after the end of each month, reports as
	to Collateral Value and the components thereof, the aging of receivables
	and payables in form and detail satisfactory to Lender; and

		(e)	Absence of Default.  At the time of delivery of the reports
	required by Sections 7.01(a) and 7.01(c), a certificate of the Treasurer
	or Chief Financial Officer of Borrower stating that, in his opinion, if
	such be the case, there has been and is existing no Default hereunder, or
	if that not be the case, setting forth the details of all such Defaults or
	Event of Defaults; and

		(f)	Covenant Compliance Certificates.  At the time of delivery of
	the reports required by Sections 7.01(a) and the reports required by
	Section 7.01(c) and at the end of each month which is also the end of a
	Fiscal Quarter, a certificate of the Treasurer or Chief Financial Officer
	of Borrower showing appropriate calculations indicating Borrower's
	compliance (or non-compliance)with the Financial Covenants all in form and
	detail satisfactory to Lender; and

		(g)	Tax Returns.  Within seven (7) days after filing and in any
	event by the time annual reports are delivered under Section 7.01(a),
	copies of all state, federal, and foreign tax returns of Borrower; and

		(h)	Other Information.  With reasonable promptness, such other
	financial data and/or operating data as Lender may reasonably request in such form as Lender may request.

	7.02	GAAP.  Cause the financial statements referred to in Section 7.01 to be prepared in accordance with GAAP.

	7.03	Continue Enterprise.  Continue to engage in business of the same general type as now conducted by the Borrower, and preserve, renew and keep in full force and effect the Borrower's corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of their respective businesses; comply in all material respects with all contracts, agreements or other instruments to which it is a party or by which it is bound, and all applicable provisions of law or governmental regulations, including, without limitation, Environmental Laws, except to the extent that the failure to comply therewith could not, in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, property or financial or other condition of the Borrower.

	7.04	Pay Indebtedness.  Pay and discharge when due all Indebtedness, except where the same is being contested diligently, in good faith, and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP, and except Subordinated Indebtedness to the extent payment is precluded by virtue of the terms of the agreement of subordination relating thereto or this Agreement.

	7.05	Maintain Property, Insurance.  Keep all property reasonably useful and necessary in its business in good working order and condition; not commit or permit waste of assets; maintain insurance on all its property in form and with companies reasonably satisfactory to the Lender (including, without limitation, general liability, casualty with broad form comprehensive endorsement, business interruption, and insurance of inventory) in at least such amounts and against at least such risks as are usually maintained in the same general area by companies engaged in the same or a similar business; and furnish to Lender, upon written request, full information as to the insurance carried.

	7.06	Books.  Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all applicable provisions of law and governmental regulations shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the
Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Borrower with officers and employees of the Borrower and with their Accountants.

	7.07	Notice.  Promptly give notice to Lender of:

		(i)	the occurrence of any Default or Event of Default;

		(ii)	any (A) default or event of default under any material
	contract, agreement or other instrument to which the Borrower is a party or is bound, including, without limitation, any agreement or other instrument relating to any Indebtedness, or (B) litigation, investigation or proceeding which may exist at any time between the Borrower and any governmental authority, which in any case under clause (A) or clause
	(B) could have a material adverse effect on the business, operations, property or financial or other condition of the Borrower;

		(iii)	any dispute, litigation or proceeding affecting the Borrower
	in which the amount claimed against Borrower is Ten Thousand ($10,000)
	Dollars or more or in which injunctive or similar relief is sought;
	provided, however, that notice need not be given of any dispute or
	litigation which is fully covered, or covered except for a deductible of
	less than $10,000, by insurance issued by an insurer which is fully able,
	financially, to satisfy the liability, and the insurer has agreed to
	defend the same and satisfy any liability;

		(iv)	as soon as possible and in any event within thirty (30) days
	after the Borrower first knows thereof:  (A) the occurrence of any
	Reportable Event with respect to any Plan governed by ERISA or (B) the
	institution of proceedings or the taking of any other action by the
	Pension Benefit Guaranty Corporation ("PBGC") or the Borrower to terminate
	or withdraw from any Plan, and in addition to such notice, to deliver to
	the Lender whichever of the following may be applicable: (X) a certificate
	of the President or Chief Financial Officer of the Borrower setting forth
	details as to such Reportable Event and the action that the Borrower
	proposes to take with respect thereto, together with a copy of any notice
	of such Reportable Event that may be required to be filed with PBGC or
	(Y) any notice delivered by PBGC evidencing its intent to institute such
	proceedings or any notice to PBGC that such Plan is to be terminated, as
	the case may be;

		(v)	a material adverse change in the business, operations, labor
	relations, or financial or other condition of the Borrower; and

		(vi)	any change in Borrower's officers, directors, or senior
	management.

Each notice pursuant to this Section 7.07 shall be accompanied by a statement of the President, Treasurer or the Chief Financial Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower propose to take with respect thereto. For all purposes of
Section 7.07(iv), the Borrower shall be deemed to have all knowledge or knowledge of all facts attributable to the administrator of such Plan.

	7.08	ERISA.  Comply in all material respects with ERISA.

	7.09	Persons.  Notify the Lender of any change in the identity of officers and directors of Borrower within 30 days of such change.

	7.10	Pay.  Promptly pay and perform all of the Obligations, when due.

	7.11	Environmental Compliance.  Never keep or cause or permit, nor allow or permit any other person to keep or cause or permit any property owned by or on which the Borrower operates to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process
Hazardous Materials, except in compliance with the Environmental Laws, nor shall Borrower or any other person cause or permit, as a result of any intentional or unintentional act or omission on the part of Borrower or other person, or any tenant or subtenant or other person, a release of Hazardous
Materials onto any such property.  Borrower shall comply with and ensure compliance by all tenants and subtenants with Environmental Laws with respect to all property owned by, or on which the Borrower operates.  Borrower shall defend, indemnify, and hold harmless the Lender, its employees, agents, officers, and directors from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to: (a) the presence, disposal, release, or threatened release of any
Hazardous Materials which are on, from, or affect any property or operations of Borrower; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous
Materials; (c) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials; and/or (d) any violation of laws, orders, regulations, requirements, or demands of government authorities, which are based upon or in any way relate to such Hazardous
Materials, including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses;
except to the extent that such claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses arise solely as a result of action by Lender.  The provisions of this Section shall survive the full payment and performance of the Obligations.

	7.12	Environmental Reporting.  From time to time on request of Lender, obtain reports in form, detail, and scope satisfactory to Lender, of independent professionals satisfactory to Lender, relating to the presence of Hazardous Materials on any property in which Borrower has an ownership interest (including leaseholds) or conducts any business or otherwise operates and to compliance of Borrower's operations or such property with the Environmental Laws. However, Lender will not request such reports prior to the occurrence of an Event of Default unless Lender has any reason to believe that there may exist any such Hazardous Materials or any such non-compliance or unless Borrower changes its business practices in any way related to such compliance.

	7.13	Capitalization and Investment in Lender.  Borrower agrees to make such investment in the Lender as may from time to time be required in accordance with the Farm Credit Act of 1971, as amended, the regulations of the Farm Credit Administration, the bylaws of the Lender, and the capital plan of the Lender as adopted by the Lender's board of directors, all as may be amended from time to time. Borrower agrees that any portion of a Loan that is assigned or participated with another lender will be on a non-patronage basis and will not qualify for patronage refunds under the Lender's capitalization plan.

					ARTICLE VIII

				   Negative Covenants

	8.00	Covenants.  Borrower hereby covenants and agrees that it shall not, at any time:

	8.01	Investments.  Make or suffer to exist any advances or loans to, or investments (including, without limitation, by way of transfers of property, contributions to capital, acquisitions of stock, securities or evidences of indebtedness, acquisitions of businesses or acquisitions of assets other than in the ordinary course of business) in, any Person, except:

		(a)	advances to employees of the Borrower for travel and other
	business expenses to be incurred in the ordinary course of business; and

		(b)	investments in: (i) commercial paper rated Pl by Moody's
	Investors Service, Inc. or A-1 by Standard & Poor's Corporation on the date of acquisition, (ii) certificates of deposit in United States commercial banks (having a combined capital and surplus in excess of $50,000,000), (iii) obligations of the United States Government or any agency thereof, (iv) obligations guaranteed by the United States Government, and (v) repurchase agreements in United States dollars from United States commercial banks (having a combined capital and surplus in excess of $50,000,000); provided that (x) each obligation referred to in subclauses (i) to (iv), inclusive of this clause (b) matures within one year from the date of purchase and is payable in Dollars and (y) the term of each repurchase agreement referred to in subclause (v) of this clause is no longer than five (5) days and the interests of Borrower in the securities underlying each such repurchase agreement is fully perfected at all times; and

		(c)	as set forth on the Current Financials; and

		(d)	investments in Lender, as required hereunder or as otherwise
	approved by Lender;

		(e)	investments that are the substantive equivalent of purchases
	of Stumpage Rights.

	8.02	Sales.  (a) Sell or dispose of any real or personal property or any interest therein, other than (i) Inventory and Timber in the ordinary course of business, and (ii) Equipment sold and simultaneously replaced by Equipment of similar function and not less value, and (iii) Equipment no longer used in
Borrower's business so long as with respect to any sale(s) of items of
Equipment with an aggregate net book value in excess of the "Equipment Sale
Limit" (defined herein) in any Fiscal Year, seven days prior written notice of any such sale is given to Lender, and if Lender requests, the proceeds thereof are applied to a Loan in the manner that Lender requests.

	(b)	"Equipment Sale Limit" means $50,000 in any Fiscal Year.

	8.03	Priority Debt.  Incur any Indebtedness to the extent Indebtedness may otherwise be incurred pursuant to the provisions of Section 8.04 which, by virtue of the agreement under which such Indebtedness arises, as a matter of law or otherwise, would entitle the holder of such Indebtedness to payment from Borrower, or from the properties of Borrower, other than as a general creditor or in a manner subordinate to the Obligations; provided, however, that the provisions of this Section 8.03 shall not preclude the incurring of Indebtedness to the extent permitted under the provisions of Sections 8.04 and 8.05.

	8.04	Indebtedness.  Create, incur, assume or suffer to exist any
Indebtedness, except:

		(a)	The Loans;

		(b)	Capitalized Lease Obligations and purchase money debt not in
	excess of the "PMSI Debt Limit" (defined herein) outstanding at any time
	in the aggregate;

		(c)	Trade and other accounts payable and operating leases
	incurred in the ordinary course of business, which are payable in accordance with customary trade or business terms;

		(d)	Accruals for taxes, payroll, fringe benefits and other
	customarily accrued expenses;

		(e)	Subordinated Indebtedness;

		(f)	Leases and other obligations described on Schedule 8.04.

"PMSI Debt Limit" means $ 100,000.00.

	8.05	Liens.  Create, incur, assume or suffer to exist any Lien on other of its property, assets, income or profits, whether now owned or hereafter acquired, except the following "Permitted Liens":

		(a)	Liens for taxes not yet due or which are being contested in
	good faith and by appropriate proceedings if adequate reserves with
	respect thereto are maintained on the books of the Borrower, in accordance
	with GAAP;

		(b)	Carriers', warehousemen's, mechanics', materialmen's,
	repairmen's or other like Liens arising in the ordinary course of business from obligations which are not overdue for a period of not more than thirty (30) days or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower, in accordance with GAAP;

		(c)	Pledges or deposits in connection with workmen's compensation,
	unemployment insurance and other Social Security legislation;

		(d)	Deposits to secure the performance of bids, trade contracts
	(other than for borrowed money), leases, statutory obligations, surety
	and appeal bonds and other obligations of like nature incurred in the
	ordinary course of business;

		(e)	Liens securing loans against existing life insurance policies
	owned by the Borrower or replacements thereof, so long as such loans are
	made solely by the issuer(s) of such policies and such loans do not
	exceed the cash surrender values of such policies;

		(f)	Liens described on Schedule 8.05;

		(g)	Liens in favor of Lender;

		(h)	Purchase money security interest in or purchase money
	mortgages on assets or property of Borrower with proceeds of Indebtedness described in Section 8.04(b);

		(i)	Liens consisting of easements, rights of way, zoning
	restrictions and other restrictions on the use thereof of any real property owned or leased by Borrower, and defects and irregularities in the title thereto, reasonably acceptable to Bank but excluding under this clause, Liens which can be discharged, satisfied or terminated as of right by payment of money; and

		(j)	Minor Liens, none of which in the opinion of Borrower
	interferes materially with the use of the property affected in the ordinary conduct of the business of Borrower, which defects do not individually or in the aggregate have a materially adverse effect on the business of Borrower, not in excess of $10,000 outstanding in the aggregate at any time.

	8.06	Funded Debt.  With respect to any Funded Debt, except to the extent constituting Indebtedness described in Section 8.04(b), amend or waive any of the terms of payment thereof (except any such amendment that would extend the maturity of, or reduce the amount of such debt or reduce the interest rate payable thereon or extend the date of any mandatory prepayment applicable thereto).

	8.07	Major Transactions.  Enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation, or dissolution) or convey, sell, lease or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property, assets or business; nor sell, assign, transfer, discount or dispose of, with or without recourse, any accounts receivable or notes or other obligations payable to it, other than normal trade discounts given in the ordinary course of business, but this Section does not prohibit the sales and dispositions permitted under Section 8.02.

	8.08	Related Party Transactions.  Enter into any transaction or make any payment directly or indirectly, (including, without limitation, the purchase, sale or exchange of property or the rendering of any service) with any Related
Party, except (i) transactions in the ordinary course of business of and pursuant to the reasonable requirements of the business of Borrower and upon fair and reasonable terms not less favorable to Borrower than it would obtain in a comparable arm's-length purchase from a third party, and (ii) reasonable compensation to employees and officers for services actually rendered, and
(iii) transactions with Guarantors.  Borrower shall disclose in writing to
Lender all transactions with Related Parties, which disclosure may be a part of, or footnotes to, the financial statements described in Section 7.01(a)
and 7.01(b), and in any event shall be in detail and form satisfactory to
Lender

	8.09	Federal Regulations.  Take, or permit any Person acting on its behalf, any action which might cause this Agreement, the Notes, or the Loans to violate Regulation G, Regulation T, Regulation U, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Act of 1933 or the Securities Exchange Act of 1934, as now in effect, or as any of the same may from time to time hereafter be amended.

	8.10	Guaranties.  Create, incur or suffer to exist any Contingent
Obligation.

	8.11	Business.  Conduct any business other than that now conducted or any business reasonably associated therewith.

	8.12	Distributions.  (a) Make, agree to make, or declare (i) any
dividends either in cash or in kind on any class of its capital stock, (ii) any distribution on its stock, or (iii) any redemption, purchase or other acquisition of any of its capital stock.

	8.13	Fiscal Year.	Change its Fiscal Year.

	8.14	Capital Expenditures.

		(a)	In any Fiscal Year, make or agree to make expenditures for
the purchase of fixed assets, which expenditures, including Capitalized Lease Obligations, in the aggregate exceed "CapX" as defined herein, for such Fiscal Year.

		(b)	"CapX" means for each Fiscal Year beginning with the Fiscal
Year beginning February 1, 2004, that amount equal to 200% of Borrower's consolidated depreciation, determined by GAAP, for the prior Fiscal Year.

					ARTICLE IX

				 Financial Covenants

	9.01	Certain Financial Terms.  As used herein:

		"EBITDA" means for any Fiscal Year, Borrower's net income, plus interest paid, plus taxes paid, plus depreciation and amortization, plus
(or minus) extraordinary non-cash losses (or gains), each to the extent taken into account in determining EBITDA.

		"Current Liability" means current liabilities determined under GAAP and in any event, including the Credit Balance.

		"Current Assets" means current assets determined under GAAP, but in any event, excluding amounts due from Affiliates, and any Account that is not an Eligible Account, and any other asset that, in the determination of Lender, is not readily convertible into cash.

		"Cash Flow" means for any Fiscal Year Borrower's net income, plus interest paid, plus taxes paid, plus depreciation and amortization, plus
(or minus) extraordinary non-cash items, each to the extent taken into account in determining EBITDA.

		"Current Liability" means current liabilities determined under GAAP and in any event, including the Credit Balance.

		"Current Assets" means current assets determined under GAAP, but in any event, excluding amounts due from Affiliates, and any Account that is not an Eligible Account, and any other asset that, in the determination of Lender, is not readily convertible into cash.

		"Scheduled Debt Service" means all required payments of interest and principal of Funded Debt.

	9.02	Current Ratio. Borrower covenants and agrees that it shall maintain a ratio of Current Assets to Current Liabilities of not less than .95 to 1 as of the end of Fiscal Year 2004; 1.0 to 1 as of the end of Fiscal Year 2005; and
1.25 to 1 as of the end of each Fiscal Year thereafter.

	9.03	Fixed Charge Coverage Ratio.  Borrower covenants and agrees that it shall maintain a ratio of EBITDA to Scheduled Debt Service not less than 1.25 to 1 for Fiscal Year 2004; 2.00 to 1 for Fiscal Year 2005; and 2.50 to 1 for
each Fiscal Year thereafter.

	9.04	Net Worth.  Borrower covenants and agrees its consolidated tangible net worth shall be not less than $2,100,000 as of the Closing and as of the end of Fiscal Year 2003; and that its consolidated tangible net worth as of the end of each Fiscal Year thereafter shall be not less than its consolidated tangible net worth for as of the end of prior Fiscal Year plus that amount equal to 75%
of its consolidated net income for such Fiscal Year.  Provided, however, the minimum net worth required hereby shall not be reduced in the event of a loss in any Fiscal Year; rather, the net worth required hereby at the end of any
Fiscal Year in which there is a loss shall be equal to that required as of the end of the prior Fiscal Year.  Further, consolidated tangible net worth shall not be less than $2,606,298 as of January 31, 2004 nor less than $3,606,298 as of January 31, 2005.  For purposes of computing any increase in net worth, net worth shall include the net proceeds from the sale of common or preferred stock or other equity instruments and the issuance of Subordinated Indebtedness.

					ARTICLE X

				  Events of Default

	10.01	Event of Default.  The occurrence of any of the following events constitutes an "Event of Default:"

		(a)	The Borrower shall fail to pay any principal or interest on
	any of the Loans, or any fee or other amount payable hereunder or under
	the Revolving Note, a Capital Line Note, the Tranche A Note, or the
	Tranche B Note within ten (10) days of the date when such interest, or
	other payment is due in accordance with the terms thereof or hereof;

		(b)	Any representation or warranty made or deemed made by the
	Borrower herein, or which is contained in any Financing Agreement or any certificate, document, agreement or financial or other statement furnished at any time under or in connection with this Agreement, any of the Notes, the Loans, or the Advances, shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

		(c)	Any breach of any other covenant or agreement contained in
	this Agreement or in any Financing Agreement or instrument, document or agreement executed by the Borrower pursuant thereto, which as to covenants in Section 7.02, 7.04, 7.05, 7.08, and 7.11 only continues for 30 days;

		(d)	Any issuance, sale, transfer, assignment, pledge or other
	encumbrance by Borrower of any shares of the Borrower's stock or any interest therein, or options, warrants, or rights to acquire any such stock, except issuances and sales of stock for new value, so long as the recipient thereof pledges all such shares, options, warrants, or rights in favor of Lender as security for the Obligations and guarantees the Obligations, with recourse limited to such stock, all pursuant to pledge and guaranty agreements acceptable to Lender substantially similar to that delivered at Closing;

		(e)	The Borrower shall (i) default in any payment of principal of
	or interest on Indebtedness in respect of money borrowed, including the
	Term Loan, or Capitalized Lease Obligations or incurred for the deferred
	purchase price of property or services or evidenced by a note, debenture
	or other similar written obligation to pay money, or in the payment of
	any Contingent Obligation, beyond the period of grace (not to exceed
	thirty (30) days), if any, provided in the instrument or agreement under
	which such Indebtedness, Capitalized Lease Obligation, or Contingent
	Obligation was created; or (ii) default in the observance or performance
	of any other agreement or condition contained in the instrument or
	agreement under which any such Indebtedness, Capitalized Lease
	Obligation, or Contingent Obligation was created, or in any instrument
	or agreement evidencing, securing or relating thereto, or any other event
	shall occur, the effect of which default or other event, whether under
	either clause (i) or clause (ii), is to cause, such Indebtedness or
	Contingent Obligation to become due prior to its stated maturity,
	provided, however, it shall not be an Event of Default under this clause
	(e) merely because one or more events described in this clause (e) occur
	and the aggregate of all Indebtedness, Capitalized Lease Obligations, and
	Contingent Obligations involved does not exceed $100,000;

		(f)	Any of (i) the Borrower shall commence any case, proceeding or
	other action (A) under any existing or future law of any jurisdiction,
	domestic or foreign, relating to bankruptcy, insolvency, reorganization or
	relief of debtors, seeking to have an order for relief entered with
	respect to it, or seeking to adjudicate it a bankrupt or insolvent, or
	seeking reorganization, arrangement, adjustment, winding up, liquidation,
	dissolution, composition or other relief with respect to it or its debts,
	or (B) seeking appointment of a receiver, trustee, custodian or other
	similar official for it or for all or any substantial part of its assets,
	or the Borrower shall make a general assignment for the benefit of its
	creditors; or (ii) there shall be commenced against the Borrower and not
	dismissed within 45 days, any case, proceeding or other action of a
	nature referred to in clause (i) above or seeking issuance of a warrant of
	attachment, execution, distraint or similar process against all or any
	substantial part of its assets, which case, proceeding or other action
	(A) results in the entry of an order for relief or issuance of any such
	process or any such adjudication or appointment and (B) remains
	undismissed, undischarged or unbonded for a period of ninety (90) days; or
	(iii) the Borrower shall take any action in furtherance of, or indicating
	its consent to, approval of, or acquiescence in, any of the acts set forth
	in clauses (i) or (ii) above; or (iv) the Borrower shall generally be
	unable to or shall admit in writing its inability to, pay its debts as
	they become due;

		(g)	Any of (A) Borrower shall engage in any "prohibited
	transaction" (as defined in Section 4065 of ERISA or Section 4975 of the Code)involving any Plan, or (B) any "accumulated funding deficiency"
	(as defined in Section 302 of ERISA) shall exist with respect to any Plan, or (C) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten (10) days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for ten (10) days after commencement thereof, as the case may be, or (D) any Plan shall terminate for purposes of Title IV; or (E) any other event or condition shall occur or exist; and in each case in clauses (A) through (D) above, such event or condition, together with all other such events or conditions, if any, could be expected to subject the Borrower to any tax, penalty or other liability in the aggregate material in relation to the business, operations, property, or financial condition of the Borrower;

		(h)	One or more judgments or decrees shall be entered against the
	Borrower involving in the aggregate a liability (to the extent not paid
	or covered by insurance) of One Hundred Thousand ($100,000) Dollars or
	more and all such judgments or decrees shall not have been vacated,
	discharged, or stayed or bonded pending appeal within sixty (60) days
	from the entry thereof;

		(i)	Without limitation of clause (a), the Revolving Credit shall
	not be paid in full on or before the Termination Date.

	10.02	Acceleration.  Upon the occurrence of an Event of Default, the
Lender may declare the Obligations, including all interest and all other amounts payable under this Agreement and under the Revolving Note, the Capital Line Notes, the Tranche A Note, and the Tranche B Note immediately due and payable without presentment, demand, protest or notice, all of which are hereby expressly waived by Borrower, and Borrower shall pay to Lender the aggregate outstanding balance of all Obligations with all accrued and unpaid interest thereon and, additionally, Borrower shall pay to Lender, an amount equal to the sum of the L/C Balance plus an amount equal to the aggregate of all Commercial

Fees which would become due upon the negotiation of all Commercial L/Cs, which later amount shall be held by Lender without interest and applied to satisfy any drafts presented under such Letters of Credit. After the expiration of all outstanding Letters of Credit, any portion of such amount remaining in Lender's possession shall be applied first to the payment of any interest, fees or charges due to Lender and remaining unpaid, then to any principal on Advances and other Obligations remaining unpaid, and then any balance shall be remitted to Borrower.

					ARTICLE XI

				Conditions Precedent

	11.01	Conditions.  Unless each of the following conditions (the
"Conditions Precedent") shall have been fulfilled at or substantially concurrently with the Closing, neither any Advances nor the Term Loan shall be made, and Lender shall have no obligation hereunder:

		(a)	The Notes and all agreements, instruments and documents
	required pursuant to the terms of Article V shall have been duly executed and delivered.

		(b)	All other instruments and documents whose execution and
	delivery are contemplated hereunder, whether to be executed by Borrower or any other Person, shall have been duly executed and delivered in the form and in substance satisfactory to Lender and its counsel.

		(c)	Lender shall have received from Borrower's legal counsel,
	which counsel shall have been acceptable to Lender, such opinions that may be requested by Lender, satisfactory in form and substance to Lender.

		(d)	Lender shall have received a certificate from the Secretary
	or other appropriate recording officer of Borrower in form and substance
	satisfactory to Lender and its counsel, showing the authority of Borrower
	to enter into this Agreement, to perform the Obligations and the specific
	authority of the persons executing this Agreement and all instruments
	and documents pursuant hereto so to execute and deliver.  Lender shall
	have received certified copies of all other charters and by-laws of
	Borrower.

		(e)	No Default shall have occurred.

		(f)	Lender shall have received such certificates from public
	officials with respect to the legal existence of Borrower and its qualification to do business and good standing, as Lender may reasonably require.

		(g)	Lender shall have received such other instruments, documents
	and certificates that Lender may have reasonably required.

		(h)	All policies of insurance described in Section 7.05 shall have
	been obtained, be in full force and effect, assigned and endorsed in form
	satisfactory to the Lender, and the Lender shall have received the
	originals of each such policy.

		(i)	Appropriate financing statements indicating "all assets"
	shall have been filed with appropriate filing officers (and Lender is hereby authorized to file all such financing statements it determines appropriate, and all such filings hereby ratified), and Lender shall have received satisfactory evidence showing its first priority security interest in such Collateral. Lender shall have received evidence satisfactory to it showing its first priority (except as permitted hereunder), perfected security interest in the Collateral.

		(j)	There shall have occurred no material adverse change in
	Borrower's condition, financial or otherwise or prospects as has been represented to the Lender hereunder.

		(k)	No litigation by any person or entity (private or
	governmental) shall be pending or threatened: (i) with respect to the Loans or any other documentation executed in connection herewith or
	(ii) which could have a materially adverse effect on the financial condition or assets of the Borrower.

		(l)	Lender shall have received the following documentation and
	information, each of which shall be satisfactory in form and content to the Lender: (i) appraisals of all Real Estate and Collateral;
	(ii) borrowing base certificates and (iii) such other information and documentation as may be reasonably requested by the Lender.

		(m)	All costs, fees, expenses as provided herein shall have been
	paid in full.

		(n)	Borrower shall have purchased such investment in Lender as
	would be required by Section 7.13, assuming making of the Term Loans and any Advances requested by Borrower at Closing.

		(o)	The mortgages described in Article V shall have been executed
	and delivered and Lender shall have received title insurance policies
	insuring the lien thereof, or, as to Real Estate in New York, attorney's
	certifications of title satisfactory to Lender subject to no Liens or
	other matters except those non-financial matters, if any, accepted
	by Lender.  Such policies shall be without exceptions except as Lender may
	permit and with such endorsements as Lender may require.

Borrower shall have closed the Adirondack Acquisition.

	11.02	Interim Funding.  Notwithstanding the provisions of Section 11.01, so long as all of the Conditions Precedent, other than those set forth on Exhibit E hereto (the "Deferred Conditions") are fulfilled at Closing, Lender will make and fund the Tranche A Loan, make available Advances and Letters of Credit (subject to the terms hereof), and will make and fund the Tranche B
Loan, but may deposit $605,000 in a restricted account as additional security for the Obligations, which amount with any interest shall be released to Borrower, so long as no Default shall have occurred, upon satisfaction of the Deferred Conditions.

	11.03	Later Funding.  Borrower covenants and agrees to satisfy all
Deferred Conditions, on or before the date set forth on Exhibit E. The failure to timely perform this covenant shall be an Event of Default, without any requirement of notice or any period of grace. Upon Borrower's satisfaction of all Deferred Conditions, so long as no Default shall have occurred, Lender shall make available Capital Loans (the "Later Funding"), subject to the terms and conditions hereof.

					ARTICLE XII

					  Closing

	12.01	Closing.  All instruments and documents to be executed pursuant hereto shall be executed and delivered at a closing to be held on October 7, 2003 ("the Closing") at the offices of Edwards & Angell, LLP, Hartford, Connecticut, or at such other place and time as the parties may hereafter, in writing, agree. As a point of reference in time, or as a date for payment or performance, "Closing" means October 7, 2003.

					ARTICLE XIII

				     Miscellaneous

	13.01	Further Assurances.  Borrower will, from time to time, execute and deliver to Lender all such other and further instruments and documents and take or cause to be taken all such other and further action as any Lender may reasonably request in order to effect and confirm more securely in Lender all rights contemplated in this Agreement and the other Loan Documents.

	13.02	Amendments.  This Agreement may be amended only by an instrument in writing and duly signed by Borrower and an authorized officer of Lender.

	13.03	Successors.  All covenants, agreements, representations and
warranties contained in this Agreement shall bind Borrower and Lender and their respective successors and assigns, and shall inure to Lender's benefit and the benefit of Lender's successors and assigns, whether expressed or not, provided, however, that Borrower may not assign its rights or benefits hereunder.

	13.04	Certain Waivers.  All rights of Lender and Borrower hereunder shall be cumulative.  Borrower hereby waives presentment and protest of any instrument and any notice thereof.

	13.05	Severability.  If any provisions of this Agreement shall be held to be illegal or unenforceable, such illegality or unenforceability shall relate solely to such provision and shall not affect the remainder of this Agreement.

	13.06	Captions.  The captions herein contained are inserted as a matter of convenience only and such captions do not form a part of this Agreement and shall not be utilized in the construction hereof.

	13.07	Protective Advances.  In the event Borrower fails to make any payment or take any action required by this Agreement or any other of the Loan Documents, Lender for the account of Lender may, but shall not be required to, make such payment or to take, or cause to be taken, such action. If Lender chooses to make any such payment or to take or cause to be taken any such action, the amount of such payment and the cost of such action shall become one of the Obligations, shall be payable upon demand and, until paid in full, shall bear interest at the rate set forth in Section 3.08.

	13.08	Expenses.  Borrower agrees (a) to pay or reimburse Lender for all of its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement or the Obligations, and any documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Lender (including, without limitation, allocated fees of in-house counsel) and appraisal fees and commercial exam fees and the amount of such costs and expenses due as of Closing shall be paid as an Advance, hereby requested by Borrower, (b) to pay or reimburse the
Lender for all its reasonable costs and expenses incurred in connection with the interpretation, enforcement, or preservation of any rights under this
Agreement, the Notes and any other Financing Agreement, and any such other documents, or in connection with any so-called "work-out" relating thereto, including, without limitation, reasonable fees and disbursements of counsel to the Lender (including, without limitation, allocated fees of in-house counsel),
(c) to pay, indemnify, and to hold the Lender harmless from, any and all recording, financing statement and other filing and notice fees and expenses, costs of lien and title searches and any and all liabilities with respect to, or resulting from any delay in paying, stamp and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent relating to, this Agreement or the Notes, and any such other documents, and
(d) to indemnify and hold the Lender harmless from any claim or demand, including, without limitation, reasonable counsel fees and expenses, in connection with any claim by any Person (other than Borrower) that Lender, by any act or omission, has breached its obligations under the Loan Documents to such Person (all the foregoing being part of the Obligations are secured by all Collateral and all other security therefor).  The agreements contained in this Section 13.08 shall survive repayment of the Loans.

	13.09	Participation.  Lender may participate out any portion of any Loan.
Borrower grants to Lender the right to distribute, without further notice, and at Lender's sole discretion, any information relative to Borrower including but not limited to preliminary budgets, pro-forma statements and financial statements.  Lender agrees not to participate or assign the Loans to any person which would cause the mortgages recorded in the State of New York to be assigned of record and subject to recordation tax, unless Lenders pays any such tax.

	13.10	No Course of Dealing.  No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon Borrower shall entitle Borrower to other or further notice or demand in similar or other circumstances.

	13.11	Inconsistencies.  In the event that there is a provision in any of the Loan Documents, which provision is inconsistent with a provision of this Agreement, then and in such event, the provisions of this Agreement shall control. The existence of a provision in the other Loan Documents that is not present in this Agreement shall not be deemed to be an inconsistency.

					ARTICLE XIV

					   Notice

	14.01	Method.  Except as expressly provided in this Agreement to the contrary, all notices and other communications herein provided shall be in writing and shall be sufficient if (i) sent by United States mail, registered or certified, postage prepaid, (ii) delivered by messenger, (iii) sent by Federal Express or similar overnight delivery service, or (iv) sent by confirmed faxed copy; and addressed as provided in this Article.

	14.02	Address.  The addresses to which such communications shall be sent are as follows:


(a)	If intended for Borrower, to:

Lincoln Logs Ltd.
P.O. Box 135
Chestertown, NY   12817
Attn:	William Thyne, CFO

with a courtesy copy, which shall not constitute notice, to:

Whiteman, Osterman & Hanna
1 Commerce Plaza
Albany, NY  12260
Fax:  (518) 487-7777
Attn:	Leslie M. Apple, Esq.

(b)	If intended for Lender:

First Pioneer Farm Credit, ACA
174 South Road
Enfield, CT  06082-4414
Fax:  (860) 253-5565
Attn: James M. Papai, Vice President
	Christopher Truso

with a courtesy copy, which shall not constitute notice, to:

Edwards & Angell, LLP
101 Federal Street, 23rd Floor
Boston, MA 02110
Fax:  (617) 439-4170
Attn:  Charles A. Ognibene, Esq.
           Jonathan M. Lourie, Esq.

	14.03	Changes.  The addresses set forth herein may be changed by notice hereunder.

	14.04	Effective.  Notices given hereunder shall be effective as follows:

		(i)	If sent by mail, three (3) days after mailing;

		(ii)	If delivered by messenger, on delivery in hand;

		(iii)	If sent by Federal Express (for next day delivery) or similar
			overnight delivery service, one Banking Day after delivery to
			such service;

		(iv)	If sent by confirmed telefax, on transmission.


					ARTICLE XV

				Certain Contingencies

	15.01	Regulatory.  If, after the date of this Agreement, there shall be any increase in the cost to the Lender, due to either (i) the introduction of or any change in any law or regulation (or the interpretation thereof by regulatory authorities) or (ii) compliance with any written guideline or written request from any central bank or other governmental authority having jurisdiction over the Lender (whether or not such guideline or request has the force of law), of agreeing to make or making, funding or maintaining the Loans to Borrower, then Borrower shall, from time to time, upon such notice by such Lender, pay to such Lender additional amounts sufficient to reimburse such Lender for such increased cost. If Lender incurs such increased cost it shall certify the same to the Borrower, and such certification shall be conclusive and binding in the absence of manifest error.

	If, after the date of this Agreement, Lender shall have determined that the adoption of any (or "phase-in" of present) applicable law, rule or regulation regarding capital requirements for banks or bank holding companies, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive of such entity regarding capital adequacy (whether or not having the force of law) has the effect of reducing the return on the Lender's capital to a level below that which the Lender could have achieved (taking into consideration the Lender's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that the Lender's capital was fully utilized prior to and following such adoption, change or compliance) but for such adoption, change or compliance as a consequence of such Lender's commitments arising under Article II, by any amount deemed by the Lender to be material, Borrower shall pay to the Lender as an additional fee from time-to-time, on demand, such amount as the Lender certifies to the Borrower to be the amount that will compensate for such reduction. A certificate of the Lender to the Borrower claiming compensation under this Section shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence, giving rise to such compensation the additional amount or amounts to be paid to it hereunder, and the method by which such amounts were determined. In determining such amount, the Lender may use any reasonable averaging and attribution methods.

					ARTICLE XVI

					Termination

	16.01	Termination.  On the Termination Date, the Revolving Credit shall become immediately due and payable in full without notice or demand, notwithstanding any terms of payment in any promissory note or other instrument evidencing such Obligations. Lender is in no way obligated to extend or to consider extending the Termination Date.

	16.02	Continued Rights.  Notwithstanding payment of the Revolving Credit, or termination of this Agreement, until all Obligations shall have been fully paid, performed and satisfied, all rights of Lender arising under the Loan
Documents shall continue, and all obligations of Borrower arising under the
Loan Documents shall continue.

					ARTICLE XVII

		Waivers, Governing Law, Consent to Jurisdiction

	17.01	GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A SEALED INSTRUMENT
AND CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY OTHER STATE ARE GOVERNED BY THE LAWS OF SAID STATE.

	17.02	CONSENT TO JURISDICTION.  THE BORROWER, TO THE EXTENT THAT IT MAY
LAWFULLY DO SO, HEREBY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE
OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE COMMONWEALTH OF MASSACHUSETTS, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF BORROWER'S OBLIGATIONS ARISING HEREUNDER OR
WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM IN ANY OF SUCH COURTS. IN ADDITION, TO THE EXTENT THAT THE BORROWER MAY LAWFULLY DO SO, IT CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR U.S. CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT
REQUESTED, ADDRESSED TO THE BORROWER. TO THE EXTENT SUCH BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO THE BORROWER OR
THE BORROWER'S PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY
IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

17.03	Waiver of Jury Trial.  Borrower and Lender irrevocably waive all rights to a trial by jury in any proceeding instituted by or against Borrower or Lender in respect of this Agreement, the Obligations, or any Financing Agreement.

[end of page; the next page is the signature page]

	IN WITNESS WHEREOF, the parties hereto have set their hands to this Revolving Credit and Loan Agreement, and acknowledge as a sealed instrument as of the date first above written.


FIRST PIONEER FARM CREDIT, ACA		LINCOLN LOGS LTD.


By:Christopher M. Truso, Vice President	By:William J. Thyne, Vice President



					EXHIBIT E

				Deferred Conditions

	Each of the following conditions shall be satisfied by close of business October 17, 2003.

	1.	The mortgages described in Article V other than those conveying property that is a part of the Adirondack Assets (which shall be executed and recorded at Closing) shall have been executed and delivered and Lender shall have received title insurance policies insuring the lien thereof, or, as to Real Estate in New York, attorney's certifications of title satisfactory to Lender subject to no Liens or other matters except those non-financial matters, if any, accepted by Lender. Such policies shall be without exceptions except as Lender may permit and with such endorsements as Lender may require.

	2.	Stock Certificates representing ownership in the Guarantors shall have been delivered to the Lender, in pledge.

	3.	Evidence by satisfactory UCC search reports or otherwise of Lender's first priority security interest in all personal property of the Guarantors shall have been received by Lender.

	4.	A trademark Assignment Agreement with respect to the mark "Lincoln"
shall have been executed and delivered to Lender.

	5.	Evidence and assurance by legal opinion or otherwise, satisfactory to Lender, of Lender's perfected security interest in Inventory located in Canada, and Accounts due from persons located in Canada; and in any event, unless and until this condition is satisfied, neither such Inventory nor such Accounts will be considered Eligible Inventory or Eligible Accounts.

	6.	Lender shall have received such other instruments, documents and certificates that Lender may have reasonably required.













LIST OF EXHIBITS - CREDIT AGREEMENT


Exhibit A		Revolving Note

Exhibit B		Form of Capital Line Note

Exhibit C		Tranche A Note

Exhibit D		Tranche B Note

				Lincoln Logs Ltd.
				Revolving Credit
				PROMISSORY NOTE

$775,000								Enfield, Connecticut
									   October ___, 2003


On October 1, 2004, the undersigned promises to pay to the order of First Pioneer Farm Credit, ACA (hereinafter called the "Bank") at the principal office of the Bank in Enfield, Connecticut,

		Seven Hundred Seventy-Five Thousand Dollars ($775,000)

or, if less, the aggregate unpaid principal amount of all Advances made by the Bank to the undersigned pursuant to the Loan Agreement referred to below, with interest thereon, as herein provided, until paid in full. This note is the Revolving Note issued pursuant to that certain Revolving Credit and Loan Agreement dated the date hereof, by and between the Bank and the undersigned (such Agreement as the same may be amended from time to time, herein the "Loan Agreement").

Interest shall accrue at the rates provided in the Loan Agreement and shall be paid in accordance with the Loan Agreement.

If an Event of Default (as defined in the Loan Agreement) shall occur, the entire unpaid principal balance of this note and all accrued and unpaid interest may become or be declared due and payable in the manner and with the effect provided in the Loan Agreement.

Every maker, indorser and guarantor of this note, or the obligation represented by this note, waives presentment, demand, notice, protest, and all other demands or notices in connection with the delivery, acceptance, indorsement, performance, default, or enforcement of this note, assents to any and all extensions or postponements of the time of payment or any other indulgence, to any substitution, exchange, or release of collateral, and/or to the addition or release of any other party or person primarily or secondarily liable, and generally waives all suretyship defenses and defenses in the nature thereof.

Any and all sums at any time or times credited by or due from the holder to, and all securities or other property in possession of the holder for safekeeping or otherwise and belonging to, any maker, indorser, or guarantor of this note are and shall be subject to a security interest in favor of the holder to secure payment of this note and the payment and performance of other liabilities and obligations, direct or indirect, absolute or contingent, due or to become due or that may hereafter be contracted, of said respective maker, indorser, or guarantor to the holder. Upon any Event of Default and during the continuation thereof, without any demand or notice, except to such extent as notice may be required by applicable law, the holder may sell or dispose of any or all such securities or other property and may exercise any and all rights accorded the holder by applicable law. After the occurrence and during the continuance of an Event of Default, the holder may apply or set off such deposits or other sums at any time whether or not the liability of the maker, indorser or guarantor is then due. The provisions of this paragraph are cumulative to, and not exclusive of, any other rights that the holder has with respect to such deposits, sums, securities or other property under other agreements or applicable principles of law. The holder shall have no duty to take steps to preserve rights against prior parties as to such securities or other property.

The undersigned will pay all costs and expenses of collection, including reasonable attorneys' fees, incurred or paid by the holder in enforcing this note or the obligations hereby evidenced, to the extent permitted by law.

No delay or omission of the holder in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. Acceptance by the holder of any payment after acceleration shall not operate as a bar to or waiver of such acceleration. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

The holder need not enter payments of principal or interest upon this note, but may maintain a record thereof on a separate ledger maintained by the holder.

The word "holder" as used in this note shall mean the payee or indorser of this note who is in possession of it or the bearer if this note is at the time payable to bearer.

This note shall be governed by and construed in accordance with the laws of the State of New York and shall take effect as an instrument under seal.

 					LINCOLN LOGS LTD.

 			 	 By:
					William J. Thyne, Chief Financial Officer


$775,000

				Lincoln Logs Ltd.
				  Capital Line
				 PROMISSORY NOTE


$__________________						Enfield, Connecticut
									______________, ____


The undersigned promises to pay to the order of First Pioneer Farm Credit, ACA (hereinafter called the "Bank"), at the principal office of the Bank in Enfield, Connecticut or such other place that the holder hereof may designate,

									($			)

with interest thereon, as herein provided, until paid in full, to be paid in consecutive quarterly installments of principal each in the amount of _____ [1/20th of face] commencing on __________________ [the first day of the first of January, April, July or October after date] and continuing on the first day of each January, April, July and October thereafter until October 1, 2008 (the "Maturity Date") on which date the entire unpaid balance of principal and accrued interest under this note shall be paid in full.

This note is one of the Capital Line Notes issued pursuant to that certain Revolving Credit and Loan Agreement dated the date hereof, by and between the Bank and the undersigned (such Agreement as the same may be amended from time to time, herein the "Loan Agreement").

Interest shall accrue at the rates provided in the Loan Agreement and shall be paid monthly in accordance with the Loan Agreement. Overdue principal and overdue interest from time to time outstanding shall bear interest and be paid in accordance with the terms of the Loan Agreement.

If an Event of Default (as defined in the Loan Agreement) shall occur, the entire unpaid principal balance of this note and all accrued and unpaid interest may become or be declared due and payable in the manner and with the effect provided in the Loan Agreement.

Any and all deposits or other sums at any time or times credited by or due from the holder to, and all securities or other property in possession of the holder for safekeeping or otherwise and belonging to, any maker, indorser, or guarantor of this note are and shall be subject to a security interest in favor of the holder to secure payment of this note and the payment and performance of any and all other liabilities and obligations, direct or indirect, absolute or contingent, due or to become due or that may hereafter be contracted, of said respective maker, indorser, or guarantor to the holder. Upon any Event of Default and during the continuation thereof, without any demand or notice, except to such extent as notice may be required by applicable law, the holder may sell or dispose of any or all such securities or other property and may exercise any and all the rights accorded the holder by applicable law. After the occurrence and during the continuance of an Event of Default, the holder may apply or set off such deposits or other sums at any time whether or not the liability of the maker, indorser or guarantor is then due. The provisions of this paragraph are cumulative to, and not exclusive of, any other rights that the holder has with respect to such deposits, sums, securities or other property under other agreements or applicable principles of law. The holder shall have no duty to take steps to preserve rights against prior parties as to such securities or other property.

Every maker, indorser, and guarantor of this note, or the obligation represented by this note, waives presentment, demand, notice, protest, and all other demands or notices, in connection with the delivery, acceptance, indorsement, performance, default, or enforcement of this note, assents to any and all extensions or postponements of the time of payment or any other indulgence, to any substitution, exchange, or release of collateral, and/or to the addition or release of any other party or person primarily or secondarily liable, and generally waives all suretyship defenses and defenses in the nature thereof.

The undersigned will pay all costs and expenses of collection, including reasonable attorneys' fees, incurred or paid by the holder in enforcing this note or the obligations hereby evidenced, to the extent permitted by law.

No delay or omission of the holder in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. Acceptance by the holder of any payment after acceleration shall not be deemed a waiver of such acceleration. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

The holder need not enter payments of principal or interest upon this note but may maintain a record thereof on a separate ledger maintained by the holder.

This note may be prepaid in whole or in part without premium or penalty, so long as interest hereon is calculated by reference to Base (as defined in the Loan Agreement). Any prepayment of less than the whole shall be applied to installment payments in the inverse order of maturity.

The word "holder" as used in this note shall mean the payee or indorsee of this note who is in possession of it or the bearer if this note is at the time payable to bearer.

This note shall be governed by and construed in accordance with the laws of the State of New York and take effect as an instrument under seal.

				LINCOLN LOGS LTD.


				By:  William J. Thyne, Chief Financial Officer

					Lincoln Logs Ltd.
					    Tranche A
					PROMISSORY NOTE


$100,000								Enfield, Connecticut
									   October ___, 2003


The undersigned ("Borrower") promises to pay to the order of First Pioneer Farm Credit, ACA (hereinafter called the "Bank"), at the principal office of the Bank in Enfield, Connecticut or such other place that the holder hereof may designate,

			One Hundred Thousand Dollars ($100,000)

with interest thereon, as herein provided, until paid in full, to be paid in consecutive monthly installments of principal each in the amount of $2,083.33 commencing on November 1, 2003 and continuing on the first day of each month thereafter until October 1, 2007 (the "Maturity Date") on which date the entire unpaid balance of principal and accrued interest under this note shall be paid in full.

This note is the Tranche A Note issued pursuant to that certain Revolving Credit and Loan Agreement dated the date hereof, by and between the Bank and the undersigned (such Agreement as the same may be amended from time to time, herein the "Loan Agreement").

Interest shall accrue at the rates provided in the Loan Agreement and shall be paid monthly in accordance with the Loan Agreement. Overdue principal and overdue interest from time to time outstanding shall bear interest and be paid in accordance with the terms of the Loan Agreement.

If an Event of Default (as defined in the Loan Agreement) shall occur, the entire unpaid principal balance of this note and all accrued and unpaid interest may become or be declared due and payable in the manner and with the effect provided in the Loan Agreement.

Any and all deposits or other sums at any time or times credited by or due from the holder to, and all securities or other property in possession of the holder for safekeeping or otherwise and belonging to, any maker, indorser, or guarantor of this note are and shall be subject to a security interest in favor of the holder to secure payment of this note and the payment and performance of any and all other liabilities and obligations, direct or indirect, absolute or contingent, due or to become due or that may hereafter be contracted, of said respective maker, indorser, or guarantor to the holder. Upon any Event of Default and during the continuation thereof, without any demand or notice, except to such extent as notice may be required by applicable law, the holder may sell or dispose of any or all such securities or other property and may exercise any and all the rights accorded the holder by applicable law. After the occurrence and during the continuance of an Event of Default, the holder may apply or set off such deposits or other sums at any time whether or not the liability of the maker, indorser or guarantor is then due. The provisions of this paragraph are cumulative to, and not exclusive of, any other rights that the holder has with respect to such deposits, sums, securities or other property under other agreements or applicable principles of law. The holder shall have no duty to take steps to preserve rights against prior parties as to such securities or other property.

Every maker, indorser, and guarantor of this note, or the obligation represented by this note, waives presentment, demand, notice, protest, and all other demands or notices, in connection with the delivery, acceptance, indorsement, performance, default, or enforcement of this note, assents to any and all extensions or postponements of the time of payment or any other indulgence, to any substitution, exchange, or release of collateral, and/or to the addition or release of any other party or person primarily or secondarily liable, and generally waives all suretyship defenses and defenses in the nature thereof.

The undersigned will pay all costs and expenses of collection, including reasonable attorneys' fees, incurred or paid by the holder in enforcing this note or the obligations hereby evidenced, to the extent permitted by law.

No delay or omission of the holder in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. Acceptance by the holder of any payment after acceleration shall not be deemed a waiver of such acceleration. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

The holder need not enter payments of principal or interest upon this note but may maintain a record thereof on a separate ledger maintained by the holder.

This note may be prepaid in whole or in part without premium or penalty, so long as interest hereon is calculated by reference to Base (as defined in the Loan Agreement). Any prepayment of less than the whole shall be applied to installment payments in the inverse order of maturity.

The word "holder" as used in this note shall mean the payee or indorsee of this note who is in possession of it or the bearer if this note is at the time payable to bearer.

This note shall be governed by and construed in accordance with the laws of the State of New York and take effect as an instrument under seal.

				LINCOLN LOGS LTD.


				By:  William J. Thyne, Chief Financial Officer

 					Lincoln Logs Ltd.
					    Tranche B
					PROMISSORY NOTE


$1,735,000							   Enfield, Connecticut
									October ___, 2003

The undersigned ("Borrower") promises to pay to the order of First Pioneer Farm Credit, ACA (hereinafter called the "Bank"), at the principal office of the Bank in Enfield, Connecticut or such other place that the holder hereof may designate,

One Million Seven Hundred Thirty-Five Thousand Dollars ($1,735,000)

with interest thereon, as herein provided, until paid in full, to be paid in consecutive monthly installments of principal each in the amount of $14,460 commencing on November 1, 2004 and continuing on the first day of each month thereafter until October 1, 2013 (the "Maturity Date") on which date the entire unpaid balance of principal and accrued interest under this note shall be paid in full.

This note is the Tranche B Note issued pursuant to that certain Revolving Credit and Loan Agreement dated the date hereof, by and between the Bank and the undersigned (such Agreement as the same may be amended from time to time, herein the "Loan Agreement").

Interest shall accrue at the rates provided in the Loan Agreement and shall be paid monthly in accordance with the Loan Agreement. Overdue principal and overdue interest from time to time outstanding shall bear interest and be paid in accordance with the terms of the Loan Agreement.

If an Event of Default (as defined in the Loan Agreement) shall occur, the entire unpaid principal balance of this note and all accrued and unpaid interest may become or be declared due and payable in the manner and with the effect provided in the Loan Agreement.

Any and all deposits or other sums at any time or times credited by or due from the holder to, and all securities or other property in possession of the holder for safekeeping or otherwise and belonging to, any maker, indorser, or guarantor of this note are and shall be subject to a security interest in favor of the holder to secure payment of this note and the payment and performance of any and all other liabilities and obligations, direct or indirect, absolute or contingent, due or to become due or that may hereafter be contracted, of said respective maker, indorser, or guarantor to the holder. Upon any Event of Default and during the continuation thereof, without any demand or notice, except to such extent as notice may be required by applicable law, the holder may sell or dispose of any or all such securities or other property and may exercise any and all the rights accorded the holder by applicable law. After the occurrence and during the continuance of an Event of Default, the holder may apply or set off such deposits or other sums at any time whether or not the liability of the maker, indorser or guarantor is then due. The provisions of this paragraph are cumulative to, and not exclusive of, any other rights that the holder has with respect to such deposits, sums, securities or other property under other agreements or applicable principles of law. The holder shall have no duty to take steps to preserve rights against prior parties as to such securities or other property.

Every maker, indorser, and guarantor of this note, or the obligation represented by this note, waives presentment, demand, notice, protest, and all other demands or notices, in connection with the delivery, acceptance, indorsement, performance, default, or enforcement of this note, assents to any and all extensions or postponements of the time of payment or any other indulgence, to any substitution, exchange, or release of collateral, and/or to the addition or release of any other party or person primarily or secondarily liable, and generally waives all suretyship defenses and defenses in the nature thereof.

The undersigned will pay all costs and expenses of collection, including reasonable attorneys' fees, incurred or paid by the holder in enforcing this note or the obligations hereby evidenced, to the extent permitted by law.

No delay or omission of the holder in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. Acceptance by the holder of any payment after acceleration shall not be deemed a waiver of such acceleration. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

The holder need not enter payments of principal or interest upon this note but may maintain a record thereof on a separate ledger maintained by the holder.

This note may be prepaid in whole or in part without premium or penalty, so long as interest hereon is calculated by reference to Base (as defined in the Loan Agreement). Any prepayment of less than the whole shall be applied to installment payments in the inverse order of maturity.

The word "holder" as used in this note shall mean the payee or indorsee of this note who is in possession of it or the bearer if this note is at the time payable to bearer.

This note shall be governed by and construed in accordance with the laws of the State of New York and take effect as an instrument under seal.

				LINCOLN LOGS LTD.


				By:  William J. Thyne, Chief Financial Officer


   $1,735,000



					SCHEDULE 6.02

					ORGANIZATION


The Borrower is a domestic New York corporation.

The Borrower was formed under the name Lincoln Logs Ltd. and has had no name changes since the date of its formation.

The Borrower does not have an organizational identification number in its state of organization.

The federal Employer Identification Number of the Borrower is 14-1589242.

The Borrower has not been a party to any merger, consolidation reincorporation, or other reorganization since the date of its formation.

					SCHEDULE 6.03

					QUALIFICATION


California

					SCHEDULE 6.05

					 REAL ESTATE


	LINCOLN LOGS LTD.:

	Address							  Tax Map Number

	5 Riverside Drive, Chestertown, NY				104-10-1-1

	State Routes 8 and 9 (Little Pond Road),
		Chestertown, NY						   87-1-28

	Private Forest in Chestertown, NY				   70-1-19

	State Route 8, Chestertown, NY				 87-20-1-1

	Prosser Road, Warrensburg, NY					211-03-1-13

	Forest Hill Drive, Ulster (Kingston), NY		   48.13-3-16.100

	Vacant Property on Bowman Road in Auburn, CA		053-090-017

	13650 Bowman Road, Auburn, CA					053-090-018


	THERMO-HOME INC.:

	Address							  Tax Map Number

	10 Pine Street, Chestertown, NY				104-10-4-5

	Pine Street, Chestertown, NY					104-10-3-3


	AFI ACQUISITION COMPANY, LLC:

	Address							  Tax Map Number

	*Fish House Road, Providence, NY				158.20-1-2

	*Fish House Road, Providence, NY			    158.20-1-3.1

	*Fish House Road, Providence, NY			     158.20-1-19

*To be acquired contemporaneously with Closing.


	LINCOLN LOGS CANADA LTD.:

	Address

	14093 256th Street, Maple Ridge, British Columbia, Canada

					SCHEDULE 6.07

				    NATURE OF BUSINESS


The Borrower is generally engaged in the business of manufacturing and selling log and solid-timber residences and commercial buildings.

					SCHEDULE 6.08

					 SUBSIDIARIES


Thermo-Home Inc.

Lincoln Logs International Ltd.

AFI Acquisition Company, LLC

Lincoln Logs Canada Ltd.

Hart & Son Industries Ltd. (a wholly-owned subsidiary of Lincoln Logs Canada
Ltd.)

True-Craft Log Structures Ltd. (a wholly-owned subsidiary of Lincoln Logs Canada Ltd.)

					SCHEDULE 6.09

					  LITIGATION


None.
					SCHEDULE 6.10

				    CURRENT FINANCIALS


Financial statements of the Borrower through July 31, 2003 are attached hereto.
					SCHEDULE 6.11

				     ADVERSE CHANGES


None.
					SCHEDULE 6.12

					    TAXES


On October 2, 2003, the Borrower underwent a sales tax audit by the New York State Department of Taxation and Finance. The estimated sales tax liability as a result of this audit is $10,000 for the last three years.

					   SCHEDULE 6.13
					CONTROLLING PERSONS


A.	 Shareholders of the Borrower Owning More than 5% of
Borrower's Outstanding Common Stock


 Name	Number of Shares of Common Stock Owned Percentage of Outstanding Shares

Richard C. Farr 				1,110,802			12.74%
John D. Shepherd 				5,409,461			62.05%
Herman R. Shepherd and Carol R. Shepherd	569,500		 6.53%

B.	Officers of the Borrower

	Name				Title

	John D. Shepherd		President and Chief Executive Officer

	Jeffry J. LaPell		Vice President and Chief Operating Officer

	William J. Thyne		Vice President, Treasurer, Secretary,
		            	and Chief Financial Officer

	Benjamin A. Shepherd	Vice President of Corporate Development

	Eric R. Johnson		Vice President of Sales

	Charles A. Clark		Vice President of Western Sales Region

C.	Directors of the Borrower

	Leslie M. Apple

	Samuel J. Padula

	Steven Patlin

	Reginald W. Ray, Jr.

	Richard C. Farr

	John D. Shepherd

	William J. Thyne

	Jeffry J. LaPell

	Benjamin A. Shepherd


					SCHEDULE 6.14

					  LOCATIONS

	LINCOLN LOGS LTD.:

	Address							Tax Map Number

	5 Riverside Drive, Chestertown, NY			    104-10-1-1

	State Routes 8 and 9 (Little Pond Road),
			 Chestertown, NY					 87-1-28

	Private Forest in Chestertown, NY				 70-1-19

	State Route 8, Chestertown, NY			     87-20-1-1

	Prosser Road, Warrensburg, NY				   211-03-1-13

	Forest Hill Drive, Ulster (Kingston), NY		48.13-3-16.100

	Vacant Property on Bowman Road in Auburn, CA	   053-090-017

	13650 Bowman Road, Auburn, CA				   053-090-018


	THERMO-HOME INC.:

	Address							Tax Map Number

	10 Pine Street, Chestertown, NY			    104-10-4-5

	Pine Street, Chestertown, NY				    104-10-3-3


	AFI ACQUISITION COMPANY, LLC:

	Address							Tax Map Number

	*Fish House Road, Providence, NY			    158.20-1-2

	*Fish House Road, Providence, NY		        158.20-1-3.1

	*Fish House Road, Providence, NY			   158.20-1-19

*To be acquired contemporaneously with Closing.


	LINCOLN LOGS CANADA LTD.:

	Address

	14093 256th Street, Maple Ridge, British Columbia, Canada

					SCHEDULE 6.18

				     TRADENAMES, ETC.


A.        Patents

None.

B.        Trademarks

The Borrower has registered the trademarks LINCOLN LOGS LTD.(R) (and design), THERMO LOG(R), CASHCO(R), THERMO-HOME(R), CHECKMATE(R), LINCOLN-SEAL(R), and WEATHERBLOC(R) (and design) in the United States Patent and Trademark Office. The Borrower has registered the words
"THE ORIGINAL LINCOLN LOGS" in most states. Canadian trademarks issued to the Borrower are "LINCOLN LOGS LTD." (and design), "EARLY AMERICAN LOG HOMES" (and design), "THERMO-HOME," "LINCOLN-SEAL" and
"STACK 'N BUILD." The Borrower also owns the federally registered trademark "LINCOLN" in the United States, subject to the execution and delivery of such instrument or instruments as the Borrower may deem to be reasonably necessary to confirm the ownership of such trademark.

					SCHEDULE 8.04

					 INDEBTEDNESS


CDN $400,000 Subordinated Note payable to M. Joseph Mellof and Shelley Mellof. Note was created on August 29, 2003 and is payable monthly over a period of five years, with 0% interest.

CDN $1,250,000 Subordinated Note payable to Robert Gordon Hart and Judith Hart. Note was created on August 29, 2003 and is payable monthly over a period of seven years, with 0% interest.

Loan from Glens Falls National Bank in the original principal amount of $20,040.00 for a Stake Body Truck, dated March 29, 2000.

Loan from Glens Falls National Bank in the original principal amount of $11,080.00 for an Astro Van Minivan, dated June 29, 2000.

Loan from GMAC in the original principal amount of $31,924.17 for a 2002 Chevy HD Truck, dated January 2, 2002.

Loan from GMAC in the original principal amount of $26,956.08 for a 2002 Silverado Truck, dated December 31, 2001.

Loan from GMAC in the original principal amount of $41,610.60 for a 2003 Silverado HD Truck, dated April 10, 2003.

Lease from Dell Financial Services in the original principal amount of $44,824.00 for Computers, dated August 8, 2001.

Lease from GE Capital Credit in the original principal amount of $130,000.00 for an Auburn Pinhiero Model 1000/5 Head Planer Molder, dated March 5, 2001.

Lease from M&T Credit Corp. in the original principal amount of $42,700.00 for a Blueprint Printer, dated June 29, 2000.

Operating Lease from Kyocera Mita Financial Services for a KM2030
Copier, dated November 30, 2001.

Operating Lease from Kyocera Mita Financial Services for a KM4030
Copier, dated February 23, 2003.

					SCHEDULE 8.05

				 EXISTING PERMITTED LIENS


Security Interest in Auburn Pinhiero Model 1000/5 Head Planer Molder held by GE Capital Credit, pursuant to three-year capital lease in the amount of $130,000.00, dated March 5, 2001.

Security Interest in Blueprint Printer held by M&T Credit Corp., pursuant to five-year capital lease in the amount of $42,700.00, dated June 29, 2000.

Security Interest in Loan from Glens Falls National Bank in the original principal amount of $20,040.00 for a Stake Body Truck, dated March 29, 2000.

Security Interest in Loan from Glens Falls National Bank in the original principal amount of $11,080.00 for an Astro Van Minivan, dated June 29, 2000.

Security Interest in Loan from GMAC in the original principal amount of $31,924.17 for a 2002 Chevy HD Truck, dated January 2, 2002.

Security Interest in Loan from GMAC in the original principal amount of $26,956.08 for a 2002 Silverado Truck, dated December 31, 2001.

Security Interest in Loan from GMAC in the original principal amount of $41,610.60 for a 2003 Silverado HD Truck, dated April 10, 2003.











				SECURITY AGREEMENT

	THIS SECURITY AGREEMENT is made as of the ____ day of October, 2003, by and between LINCOLN LOGS LTD. ("Debtor") and FIRST PIONEER FARM CREDIT, ACA ("Lender").

		       W I T N E S S E T H   T H A T:

	1.	Debtor and the Lender are entering into a certain Revolving
Credit and Loan Agreement on even date herewith (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Loan Agreement"). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Loan Agreement.

	2.	It is a condition to the Lender's obligations under the Loan
Agreement to provide the financing contemplated thereby that the Debtor shall have granted to the Lender the security interests contemplated hereby. The Debtor wishes to grant to the Lender such liens and security interests.

	NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

	Section 1.  The Security Interests.

	(a)	In order (i) to secure the due and punctual payment of the
Obligations (as defined below), the Loans and all interest, fees and charges from time to time coming due under the Loan Agreement and/or the Notes; and (ii) to secure the due and punctual payment and performance of all obligations of Debtor contained herein; and (iii) to secure the due and punctual payment and performance of all indebtedness, obligations and liabilities of Debtor contained in the Loan Agreement, the Loan Documents and in all other agreements executed or delivered by Debtor in connection with or as contemplated by the Loan Agreement; and (iv) to secure the due and punctual payment and performance of all other indebtedness, liabilities and obligations of Debtor to Lender of every kind and description, whether direct, indirect or contingent, whether now existing or hereafter arising or incurred, whether due or to become due, whether otherwise secured or unsecured and howsoever evidenced, incurred or arising, including, without limitation, all indebtedness, liabilities and obligations evidenced or arising pursuant to any promissory note, loan agreement, equipment lease, conditional sales agreement, consignment agreement, guaranty, overdraft, bankers' acceptance, forward contract, foreign exchange contract, letter of credit reimbursement agreement or any other agreement or instrument which may at any time be executed or issued for Debtor's account or to which Debtor is now or hereafter may become a party (all of the foregoing being hereinafter collectively called the "Obligations"), Debtor hereby grants to Lender a continuing security interest in the following described property, whether now existing or hereafter arising (hereinafter collectively called the "Collateral"):

All tangible and intangible personal property of Debtor wherever located, in each case whether now owned or hereafter acquired by Debtor, or in which Debtor may now have or hereafter acquire an interest including the following:

(1)	all inventory (as such term is defined in the UCC), including all merchandise, raw materials, work in process, parts, components, supplies and all goods returned to or repossessed by Debtor;

(2)	all accounts (as such term is defined in the UCC), accounts
receivable, other receivables, evidences of indebtedness, notes, drafts, acceptances, contract rights, leases, chattel paper and electronic chattel paper (as such terms are defined in the UCC), and general intangibles (as such term is defined in the UCC), and payment intangibles (as such term is defined in the UCC) including, without limitation, all collateral and security therefor (including, without limitation, all guarantees, letters of credit, liens and security interests in favor of Debtor), tax refund claims, licenses and permits to the extent assignable, rights to the payment of money, and all supporting obligations therefor;

(3)	all equipment (as such term is defined in the UCC), and in any event ll tools, machinery, furniture, trade fixtures, and all fixtures;

(4)	all instruments, documents of title, policies and certificates of insurance, bank deposits, deposit accounts, checking accounts, and cash;

(5)	all crops, farm products (whether growing, to be grown or harvested), and the products and proceeds thereof, whether commingled or processed therefrom or otherwise;

(6)	all standing timber that is to be cut and removed under a conveyance or contract for sale;

(7)	all commercial tort claims;

(8)	all accessions, additions and improvements to, and all proceeds and products of, all of the foregoing, including proceeds of insurance, whether commingled, processed or otherwise;

(9)	all books, records, documents, computer tapes and discs relating to all of the foregoing;

(10)	all recoveries, awards, claims, choses in action that the Debtor has or may have and any proceeds related thereto; and

(11)	all proceeds, including insurance proceeds, of the foregoing.

	(b)	All of Debtor's accounts, accounts receivable, contract
rights, chattel paper, electronic chattel paper, payment intangibles, general intangibles and rights to the payment of money, and all supporting obligations therefor, and all proceeds thereof, are sometimes hereinafter collectively called the "Customer Receivables". All of Debtor's inventory, standing timber, equipment and fixtures and other goods are sometimes hereinafter collectively called the "Tangible Collateral".

	(c)	The security interests granted pursuant to this Section 1
(the "Security Interests") are granted as security only and shall not subject Lender to, or transfer to Lender, or in any way affect or modify, any obligation or liability of Debtor under any of the Collateral or any transaction that gave rise thereto.

	Section 2.  Chattel Paper.

	Lender may at any time or from time to time, in its sole discretion, require Debtor to cause any chattel paper included in the Customer Receivables to be delivered to Lender or any agent or representative designated by it, or to cause a legend referring to the Security Interests to be placed on such chattel paper and upon any ledgers or other records concerning the Customer Receivables.

	Section 3.  Filing; Further Assurances.

	Lender is authorized, and hereby confirms authority previously given, to authenticate deliver, file and record, at Debtors expense, financing statements including financing statements indicating "all assets" as collateral, any specific assignments or other paper that may be reasonably necessary or desirable, or that Lender may request, in order to create, confirm, preserve, perfect or validate any Security Interest or to enable Lender to exercise and enforce its rights and remedies hereunder or under applicable law with respect to any of the Collateral. Debtor hereby appoints Lender as Debtor's attorney-in-fact to authenticate in the name and on behalf of Debtor documents as Lender may at any time require in respect of the Collateral.

	Section 4.  Debtor's Representations and Warranties.

	Debtor hereby represents and warrants to Lender as follows:

	(a)	Except as specifically described in the Loan Agreement or on
Exhibit A hereto, Debtor is, or to the extent that certain of the Collateral is to be acquired after the date hereof, will be, the owner of the Collateral free from any adverse lien, security interest or encumbrance.

	(b)	Except for such financing statements as may be described in the
Loan Agreement or on Exhibit A hereto, no financing statement covering the Collateral is on file in any public office, other than the financing statements naming Lender as secured Party.

	(c)	All additional information, representations and warranties
contained in Exhibit B hereto, and any Schedules and attachments to said Exhibit B, are true, accurate, and complete on the date hereof.

	Section 5.  Debtor's Covenants.

	Debtor hereby covenants and agrees with Lender that Debtor will:

(a)	Defend the Collateral against all claims and demands of all Persons
(as defined in the Loan Agreement) at any time claiming any interest therein.

(b)	Provide Lender, prior written notice of any event or occurrence which would render any warranty or information contained in Exhibit B hereto inaccurate or incomplete.

(c)	Immediately notify Lender of any event causing a substantial loss or diminution in the value of all or any material part of the Collateral and the amount or an estimate of the amount of such loss or diminution.

(d)	Not sell or offer to sell or otherwise assign, transfer or dispose of the Collateral or any interest therein, without Lender's prior written consent; provided, however, that Debtor may sell inventory in the ordinary course of its business, but other Collateral only in accordance with Section
8.02 of the Loan Agreement.

(e)	Except as otherwise permitted by the Loan Agreement or as otherwise indicated on Exhibit A hereto, keep the Collateral free from any adverse lien, security interest or encumbrance and in good order and repair, reasonable wear and tear excepted, and not waste or destroy the Collateral or any part thereof.

(f)	Not use the Collateral in violation of applicable law or of any policy of insurance applicable thereto.

(g)	Except as otherwise permitted by the Loan Agreement, not change its name, identity or structure (by merger, consolidation, reincorporation, reorganization or otherwise) without Lender's prior written consent.

(h)	Promptly pay any and all taxes, assessments and governmental charges upon the Collateral prior to the date penalties are attached thereto, except to the extent that such taxes, assessments and charges shall be contested in good faith by Debtor, adequate reserves having been set aside therefor, and payment of such contested taxes being made prior to the institution of any enforcement proceeding which could adversely affect the Security Interests or the Collateral.

(i)	Have and maintain insurance at all times with respect to the
Tangible Collateral against risks of fire (including so-called extended coverage) and theft, and such other risks as Lender may reasonably require in writing, containing such terms, in such form, in such amounts, for such periods, and written by such companies as may be reasonably satisfactory to Lender, such insurance to name Lender as "additional insured" and "mortgagee" thereunder and to be payable to Lender and Debtor as their respective interests may appear pursuant to Loss Payable Endorsements in form acceptable to Lender. All policies of insurance shall provide for thirty (30) days' prior written notice to Lender of cancellation or material amendment of the policies, and Debtor shall furnish Lender with certificates or other evidence satisfactory to Lender of compliance with the foregoing insurance provisions. Debtor shall notify Lender of any material change in the insurance maintained with respect to the Tangible Collateral and shall furnish Lender satisfactory evidence of any such change. Without limiting any other remedies available to Lender, in the event Debtor shall default in the performance of its obligations under this paragraph (i), Lender, at its option, may effect such insurance coverage with an insurer acceptable to Lender and add the premium(s) paid therefor to the Obligations secured hereby, and the amount of such premium(s) shall be payable by Debtor on demand with interest thereon at the highest rate payable under the agreements evidencing the Obligations.

	Section 6.  Records Relating to Collateral.

	Debtor will keep its records concerning the Collateral, including the Customer Receivables and all chattel paper included in the Customer Receivables, at its offices at executive offices set forth on Exhibit B, or at such other place or places of business as Lender may approve in writing. Debtor will hold and preserve such records and chattel paper and will permit Lender's representatives at any time during normal business hours to examine and inspect the Collateral and to make abstracts from such records and chattel paper, and will furnish to Lender such information and reports regarding the Collateral as Lender may from time to time reasonably request.

	Section 7.  Collections with Respect to Customer Receivables.

	Debtor will, at its expense, and subject at all times to Lender's right to give reasonable directions and instructions:

(i)	endeavor to collect or cause to be collected from customers
indebted on Customer Receivables, as and when due, any and all amounts, including interest, owing under or on account of each Customer Receivable; and

(ii)	take or cause to be taken such appropriate action to repossess goods, the sale or rental of which gave rise to any Customer Receivable, and to enforce any rights or liens under Customer Receivables, in the name of Debtor or Lender, as Lender may deem proper;

provided, however, that (a) Debtor will at all times use its best judgment to protect the interests of Lender, and (b) Debtor shall not be required under this Section 7 to take any action which would be contrary to any applicable law or court order. Debtor shall, at Lender's request following the occurrence of an Event of Default, notify Debtor's account debtors of the Security Interests in the Customer Receivables and Lender may itself at any such time so notify account debtors. Lender shall have full power at any time after such notice to collect, compromise, endorse, sell or otherwise deal with any or all outstanding Customer Receivables or the proceeds thereof in the name of either Lender or Debtor, as Lender shall determine. In the event that, after notice to any account debtors to pay Lender, Debtor receives any payment on a Customer Receivable, all such payments shall be held by Debtor in trust for Lender and immediately turned over to Lender.

	Section 8.  General Authority.

	Debtor hereby irrevocably appoints Lender Debtor's true and lawful attorney, with full power of substitution, in the name of Debtor, Lender or otherwise, for the sole use and benefit of Lender, but at Debtor's expense, to the extent permitted by law to exercise, at any time and from time to time after any Event of Default has occurred, all or any of the following powers with respect to all or any of the Collateral (which power shall be in addition and supplemental to any powers, rights and remedies of Lender described herein or otherwise available to Lender under applicable law):

(i)	to demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due upon or by virtue thereof,

(ii)	to receive, take, endorse, assign and deliver any and all checks, notes, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by Lender in connection therewith,

(iii)	to settle, compromise, compound, prosecute or defend any
action or proceeding with respect thereto,

(iv)	to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof or any related goods securing the Customer Receivables, as fully and effectually as if Lender were the absolute owner thereof,

(v)	to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto, and

(vi)	to discharge any taxes, liens, security interests or other encumbrances at any time placed thereon.

The power conferred on Lender under this Section 8 is solely to protect, realize upon and enforce Lender's Security Interests and rights and remedies in respect to the Collateral and shall not impose any duty upon Lender to exercise such power.

	Section 9.  Events of Default.

	Debtor shall be in default under this Security Agreement upon the occurrence of any one or more of the following events (each such event is herein referred to as an "Event of Default"):

(a)	default by Debtor in the payment, observance or performance of any obligation, covenant or agreement herein contained, or breach by Debtor of any representation or warranty herein contained; or

(b)	nonpayment when due (allowing for any express periods of grace) of any of the Obligations, or the occurrence of any (other) "Event of Default" as defined in the Loan Agreement, or a default under any agreement now or hereafter securing the Loans, the Loan Agreement, the Notes, or any other Loan Documents, or in any other agreement now or hereafter evidencing or securing any of the Obligations (allowing for any express periods of grace).

	Section 10.  Remedies Upon Event of Default.

	(a)	If any Event of Default shall have occurred, Lender may exercise all the rights and remedies of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where such rights and remedies are exercised) and, in addition, Lender may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) apply the cash, if any, then held by it as Collateral in the manner specified in Section 11 hereof, and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Obligations in full, sell the Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as Lender may deem satisfactory.

	(b)	Lender may require Debtor to assemble all or any part of the
Collateral and make it available to Lender at a place to be designated by Lender that is reasonably convenient. Any holder of an Obligation may be the purchaser of any or all of the Collateral so sold at any public sale (and, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale) and thereafter hold the same absolutely, free from any right or claim of whatsoever kind. Upon any such sale Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Lender shall have the right to store the Collateral on the premises of the Debtor, without rent or charge whatsoever. Each purchaser at any such sale shall hold the Collateral so sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of Debtor.

	(c)	Upon the occurrence of an Event of Default, the Lender shall have the right to enter upon the premises of the Debtor where the Collateral is located (or is believed to be located), or any other place or places where the Collateral is believed to be located, without incurring any obligation to pay rent to the Debtor, and remove the Collateral from such premises to the premises of the Lender or its agent, for such time as the Lender may desire, in order to effectively collect or liquidate the Collateral. The Lender may also require the Debtor to assemble the Collateral and make it available to the Lender at a place or places to be designated by the Lender. The Debtor expressly agrees that the Lender may, if necessary to enter the premises where the Collateral is located and remove the Collateral from such premises, without further notice to Debtor: (i) hire Debtor's employees to assist in the loading and transportation of such Collateral; and (ii) utilize Debtor's equipment in such operation. Debtor agrees that any action by Lender described herein shall be deemed to have been authorized by Debtor and shall not be a breach of the peace or trespassing.

	(d)	Unless the Collateral to be sold is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give Debtor at least ten (10) days' prior written notice of its intention to make any such public or private sale or sale at a broker's board or on a securities exchange. Lender and Debtor agree that such notice constitutes "reasonable notification" within the meaning of the UCC. Such notice, in case of a public sale, shall state the time and place fixed for such sale, and in case of sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange. Such notice, in case of a private sale or disposition, shall state the time after which any private sale or other intended disposition is to be made.

	(e)	Any such public sale shall be held at such time or times within ordinary business hours and at public or private place or places as Lender may fix in the notice of such sale. At any public or private sale, the Collateral may be sold in one lot as an entirety or in separate parcels, as Lender may determine. Lender shall not be obligated to make such sale pursuant to any such notice. Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Lender until the selling price is paid by the purchaser thereof, but Lender shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

	(f)	Lender, instead of exercising the power of sale herein
conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

	(g)	All rights and remedies contained herein shall be separate and cumulative and in addition to all other rights and remedies available to a secured party under applicable law, and the exercise of one shall not in any way limit or prejudice the exercise of any other such rights or remedies.

	Section 11.  Application of Collateral and Proceeds.

	The proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in the following order of priorities:

(a)	first, to pay the expenses of such sale or other realization, including reasonable commission to Lender's agent, and all expenses, liabilities and advances incurred or made by Lender in connection therewith, and any other unreimbursed expenses for which Lender is to be reimbursed pursuant to Section 12 hereof;

(b)	second, to the payment of the Obligations in accordance with the Loan Agreement; and

(c)	finally, unless applicable law otherwise provides, to pay to
Debtor, or its successors or assigns, or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

	Section 12.  Expenses; Lender's Lien.

	Debtor will forthwith upon demand pay to Lender:

(a)	the amount of any taxes which Lender may at any time be required to pay by reason of the Security Interests (including any applicable transfer taxes and taxes payable in connection with the filing of financing statements to perfect the Security Interests) or to free any of the Collateral from any lien thereon, and

(b)	the amount of any and all reasonable out-of-pocket expenses, including reasonable attorneys' fees and the reasonable fees and disbursements of any agents not regularly in its employ, which Lender may incur in connection with (i) the preparation and administration of this Security Agreement, (ii) the collection, sale or other disposition of any of the Collateral, (iii) the exercise by Lender of any of the powers, rights or remedies conferred upon it hereunder, or (iv) any default on Debtor's part hereunder.

	Section 13.  Termination of Security Interests; Release of Collateral.

	Upon the repayment and performance in full of all the Obligations and Lender's receipt of a writing signed by Debtor terminating all obligations of Lender to extend credit or provide financial accommodations to Debtor, the Security Interests shall terminate and all rights to the Collateral shall revert to Debtor. Upon any such termination of the Security Interests or release of Collateral, Lender will, at Debtor's expense to the extent permitted by law, execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

	Section 14.  Notices.

	All notices, communications and demands hereunder shall be in writing and shall be given in the manner and with the effect provided for notices under the Loan Agreement. Notices shall be given to the respective addresses provided in the Loan Agreement, subject to the right of each party to designate another address as provided in the Loan Agreement.

	Section 15.  Waivers; Non-Exclusive Remedies.

(a)	Except as otherwise specifically provided herein, Debtor hereby waives demand, notice, protest, notice of acceptance of this Security Agreement, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon (and all other demands and notice of any description). With respect to both the Obligations and the Collateral, Debtor hereby assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Lender may deem advisable.

(b)	Except as otherwise provided by applicable law, Lender shall not have any duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody of any Collateral in its possession. Except as otherwise provided by applicable law, Lender may exercise its rights with respect to the Collateral without resorting or regard to other collateral or sources of reimbursement for liability. Except as otherwise provided by applicable law, Lender shall not be required to marshal any present or future security for (including, but not limited to, this Security Agreement and the Collateral subject to the Security Interests created hereby), or guaranties of, the Obligations or any of them, or to resort to such security or guarantees in any particular order; and all of its rights hereunder and in respect of such security and guarantees shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may do so, Debtor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Lender's rights under this Security Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed, and to the extent that it lawfully may do so, Debtor hereby irrevocably waives the benefits of all such laws.

(c)	No failure on the part of Lender to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or remedy under this Security Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by Lender of any right, power or remedy under this Security Agreement preclude any other right, power or remedy.
The remedies in this Security Agreement are cumulative and are not exclusive of any other remedies provided by law, including any rights of setoff in favor of Lender.

(d)	Debtor, to the extent it may lawfully do so, hereby consents to the jurisdiction of the courts of The State of New York and the Federal District Court for The State of New York for the purpose of any suit or proceeding brought in connection with or with respect to this Security Agreement.

	Section 16.  Changes in Writing.

	Neither this Security Agreement nor any provision hereof may be changed, waived, discharged or terminated orally but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

	Section 17.  Governing Law; Meaning of Terms.

	This Security Agreement shall be construed in accordance with and governed by the laws of The State of New York. Unless otherwise defined herein or in the Loan Agreement, or unless the context clearly otherwise requires, all terms used herein which are defined in the UCC as in effect in New York have the meanings therein stated.

	Section 18.  Separability.

	If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of Lender.

	Section 19.  Successors and Assigns.

	This Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including, without limitation, any subsequent holders of the Notes or any of the Obligations, each of whom shall, without further act, become a Secured Party by becoming a holder of any of the Notes or such Obligations.

	Section 20.  Headings.

	The headings in this Security Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

	Section 21.  Counterparts.

	This Security Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement.

Section 22.  Waiver of Jury Trial.

	EACH OF DEBTOR AND SECURED PARTY HEREBY EXPRESSLY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS SECURED HEREBY.

[End of Page; The next page is the signature page.]




IN WITNESS WHEREOF, this Security Agreement has been executed by the parties hereto all as of the day and year first above written.


					LINCOLN LOGS LTD.

					By: 	_________________________________
						William J. Thyne, Chief Financial 											     	Officer




					EXHIBIT A

	     	Financing Statements on File on Date Hereof indicating all or any of the Collateral described herein


Filing Office   Secured File Party No.   Collateral Date   Description


					EXHIBIT B

		Additional Representations and Warranties


1.	The Debtor's exact name is shown in the preamble.  Debtor has not used any other name or been party to a merger, consolidation or reorganization within the previous ten (10) years except as follows.

2.	Debtor's Federal Tax Identification Number is: #_____________.

3.	Debtor is a New York Corporation:

4.	Debtor's organization identification number is #____________.

5.	Debtor's chief executive office is at: _________________.

6.	The Collateral will be keep at Debtor's chief executive office, and at the following locations, if any:  ______________________











					EXHIBIT A

		Financing Statements on File on Date Hereof indicating all or any of the Collateral described herein


Filing		Secured		File			      Collateral
Office	      Party			No.		Date		Description

New York State Glens Falls National  033304	2/16/01	All furniture,
		   Bank and Trust Company				 fixtures and
								             equipment now
									  owned or hereafter          										acquired and/or
                                                         created by debtor,
									ncluding the proceeds
								        thereof and located
									      at Prosser Road,
									   Town of Lake George

New York State Colonial Pacific Leasing 046807	3/9/01  Auburn Pinhiero Model
		   Corporation					     1000/5 Head Planer
											     Molder

Warren County Glens Falls National	  010842   6/18/01  All furniture,fixtures
 		  Bank and Trust Company				 and equipment now
									      owned or hereafter
										   acquired and/or
										created by debtor,
										    including the
									   proceeds thereof and
									located at Prosser Road,
									     Town of Lake George

					EXHIBIT B

		 Additional Representations and Warranties


1.	The Debtor's exact name is shown in the preamble.  Debtor has not used any other name or been party to a merger, consolidation or reorganization within the previous ten (10) years.

2.	Debtor's Federal Tax Identification Number is 14-1589242.

3.	Debtor is a New York corporation.

4.	Debtor does not have an organizational identification number in
New York.

5.	Debtor's chief executive office is at 5 Riverside Drive, Chestertown,
New York 12817.

6.	The Collateral will be kept at Debtor's chief executive office and at the following locations:

	10 Pine Street, Chestertown, New York
	State Route 8, Chestertown, New York
	13650 Bowman Road, Auburn, California
	7178 Fish House Road, Galway, New York



					SECURITY AGREEMENT
					(U.S. Subsidiaries)

	THIS SECURITY AGREEMENT is made as of the ____ day of October, 2003, by and between those entities signing this agreement (each and collectively, the "Debtor") and FIRST PIONEER FARM CREDIT, ACA ("Lender").

W I T N E S S E T H   T H A T:

	1.	Lincoln Logs Ltd. ("Borrower") and the Lender are entering into a certain Revolving Credit and Loan Agreement on even date herewith (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Loan Agreement"). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Loan Agreement.

	2.	It is a condition to the Lender's obligations under the Loan
Agreement to provide the financing contemplated thereby that the Debtor shall have granted to the Lender the security interests contemplated hereby. Proceeds of Loans will be used for the benefit of Debtor. The Debtor wishes to grant to the Lender such liens and security interests.

	NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

	Section 1.  The Security Interests.

	(a)	In order (i) to secure the due and punctual payment of the
Obligations (as defined below), the Loans and all interest, fees and charges from time to time coming due under the Loan Agreement and/or the Notes;
and (ii) to secure the due and punctual payment and performance of all obligations of Debtor contained herein; and (iii) to secure the due and punctual payment and performance of all indebtedness, obligations and liabilities of Borrower contained in the Loan Agreement, the Loan Documents and in all other agreements executed or delivered by Borrower or Debtor in connection with or as contemplated by the Loan Agreement; and (iv) to secure the due and punctual payment and performance of all other indebtedness, liabilities and obligations of Borrower or Debtor to Lender of every kind and description, whether direct, indirect or contingent, whether now existing or hereafter arising or incurred, whether due or to become due, whether otherwise secured or unsecured and howsoever evidenced, incurred or arising, including, without limitation, all indebtedness, liabilities and obligations evidenced or arising pursuant to any promissory note, loan agreement, equipment lease, conditional sales agreement, consignment agreement, guaranty, overdraft, bankers' acceptance, forward contract, foreign exchange contract, letter of credit reimbursement agreement or any other agreement or instrument which may at any time be executed or issued for Debtor's account or to which Debtor is now or hereafter may become a party (all of the foregoing being hereinafter collectively called the "Obligations"), Debtor hereby grants to Lender a continuing security interest in the following described property, whether now existing or hereafter arising (hereinafter collectively called the "Collateral"):

All tangible and intangible personal property of Debtor wherever located, in each case whether now owned or hereafter acquired by Debtor, or in which Debtor may now have or hereafter acquire an interest including the following:

(1)	all inventory (as such term is defined in the UCC), including all merchandise, raw materials, work in process, parts, components, supplies and all goods returned to or repossessed by Debtor;

(2)	all accounts (as such term is defined in the UCC), accounts receivable, other receivables, evidences of indebtedness, notes, drafts, acceptances, contract rights, leases, chattel paper and electronic chattel paper (as such terms are defined in the UCC), and general intangibles (as such term is defined in the UCC), and payment intangibles (as such term is defined in the
UCC) including, without limitation, all collateral and security therefor (including, without limitation, all guarantees, letters of credit, liens and security interests in favor of Debtor), tax refund claims, licenses and permits to the extent assignable, rights to the payment of money, and all supporting obligations therefor;

(3)	all equipment (as such term is defined in the UCC), and in any event all tools, machinery, furniture, trade fixtures, and all fixtures;

(4)	all instruments, documents of title, policies and certificates of insurance, bank deposits, deposit accounts, checking accounts, and cash;

(5)	all crops, farm products (whether growing, to be grown or harvested), and the products and proceeds thereof, whether commingled or processed therefrom or otherwise;

(6)	all standing timber that is to be cut and removed under a conveyance or contract for sale;

(7)	all commercial tort claims;

(8)	all accessions, additions and improvements to, and all proceeds and products of, all of the foregoing, including proceeds of insurance, whether commingled, processed or otherwise;

(9)	all books, records, documents, computer tapes and discs relating to all of the foregoing;

(10)	all recoveries, awards, claims, choses in action that the Debtor has or may have and any proceeds related thereto; and

(11)	all proceeds, including insurance proceeds, of the foregoing.

	(b)	All of Debtor's accounts, accounts receivable, contract rights, chattel paper, electronic chattel paper, payment intangibles, general intangibles and rights to the payment of money, and all supporting obligations therefor, and all proceeds thereof, are sometimes hereinafter collectively called the "Customer Receivables". All of Debtor's inventory, standing timber, equipment and fixtures and other goods are sometimes hereinafter collectively called the "Tangible Collateral".

	(c)	The security interests granted pursuant to this Section 1
(the "Security Interests") are granted as security only and shall not subject Lender to, or transfer to Lender, or in any way affect or modify, any obligation or liability of Debtor under any of the Collateral or any transaction that gave rise thereto.

	Section 2.  Chattel Paper.

	Lender may at any time or from time to time, in its sole discretion, require Debtor to cause any chattel paper included in the Customer Receivables to be delivered to Lender or any agent or representative designated by it, or to cause a legend referring to the Security Interests to be placed on such chattel paper and upon any ledgers or other records concerning the Customer Receivables.

	Section 3.  Filing; Further Assurances.

	Lender is authorized, and hereby confirms authority previously given, to authenticate deliver, file and record, at Debtors expense, financing statements including financing statements indicating "all assets" as collateral, any specific assignments or other paper that may be reasonably necessary or desirable, or that Lender may request, in order to create, confirm, preserve, perfect or validate any Security Interest or to enable Lender to exercise and enforce its rights and remedies hereunder or under applicable law with respect to any of the Collateral. Debtor hereby appoints Lender as Debtor's attorney-in-fact to authenticate in the name and on behalf of Debtor documents as Lender may at any time require in respect of the Collateral.

	Section 4.  Debtor's Representations and Warranties.

	Debtor hereby represents and warrants to Lender as follows:

	(a)	Except as specifically described on Exhibit A hereto, Debtor is, or to the extent that certain of the Collateral is to be acquired after the date hereof, will be, the owner of the Collateral free from any adverse lien, security interest or encumbrance.

	(b)	Except for such financing statements as may be described on
Exhibit A hereto, no financing statement covering the Collateral is on file in any public office, other than the financing statements naming Lender as secured Party.

	(c)	All additional information, representations and warranties
contained in Exhibit B hereto, and any Schedules and attachments to said Exhibit B, are true, accurate, and complete on the date hereof.

	Section 5.  Debtor's Covenants.

	Debtor hereby covenants and agrees with Lender that Debtor will:

(a)	Defend the Collateral against all claims and demands of all Persons
(as defined in the Loan Agreement) at any time claiming any interest therein.

(b)	Provide Lender, prior written notice of any event or occurrence which would render any warranty or information contained in Exhibit B hereto inaccurate or incomplete.

(c)	Immediately notify Lender of any event causing a substantial loss or diminution in the value of all or any material part of the Collateral and the amount or an estimate of the amount of such loss or diminution.

(d)	Not sell or offer to sell or otherwise assign, transfer or dispose of the Collateral or any interest therein, without Lender's prior written consent; provided, however, that Debtor may sell inventory in the ordinary course of its business, and Collateral only (i) for fair value, if it becomes obsolete to Debtor's business, or (ii) to Borrower or an Affiliate.

(e)	Except as otherwise indicated on Exhibit A hereto, keep the Collateral free from any adverse lien, security interest or encumbrance and in good order and repair, reasonable wear and tear excepted, and not waste or destroy the Collateral or any part thereof.

(f)	Not use the Collateral in violation of applicable law or of any policy of insurance applicable thereto.

(g)	Except as otherwise permitted by the Loan Agreement, not change its name, identity or structure (by merger, consolidation, reincorporation, reorganization or otherwise) without Lender's prior written consent.

(h)	Promptly pay any and all taxes, assessments and governmental charges upon the Collateral prior to the date penalties are attached thereto, except to the extent that such taxes, assessments and charges shall be contested in good faith by Debtor, adequate reserves having been set aside therefor, and payment of such contested taxes being made prior to the institution of any enforcement proceeding which could adversely affect the Security Interests or the Collateral.

(i)	Have and maintain insurance at all times with respect to the Tangible
Collateral against risks of fire (including so-called extended coverage) and theft, and such other risks as Lender may reasonably require in writing, containing such terms, in such form, in such amounts, for such periods, and written by such companies as may be reasonably satisfactory to Lender, such insurance to name Lender as "additional insured" and "mortgagee" thereunder and to be payable to Lender and Debtor as their respective interests may appear pursuant to Loss Payable Endorsements in form acceptable to Lender.
All policies of insurance shall provide for thirty (30) days' prior written notice to Lender of cancellation or material amendment of the policies, and Debtor shall furnish Lender with certificates or other evidence satisfactory to Lender of compliance with the foregoing insurance provisions. Debtor shall notify Lender of any material change in the insurance maintained with respect to the Tangible Collateral and shall furnish Lender satisfactory evidence of any such change. Without limiting any other remedies available to Lender, in the event Debtor shall default in the performance of its obligations under this paragraph (i), Lender, at its option, may effect such insurance coverage with an insurer acceptable to Lender and add the premium(s) paid therefor to the Obligations secured hereby, and the amount of such premium(s) shall be payable by Debtor on demand with interest thereon at the highest rate payable under the agreements evidencing the Obligations.

	Section 6.  Records Relating to Collateral.

	Debtor will keep its records concerning the Collateral, including the Customer Receivables and all chattel paper included in the Customer Receivables, at its offices at executive offices set forth on Exhibit B, or at such other place or places of business as Lender may approve in writing. Debtor will hold and preserve such records and chattel paper and will permit Lender's representatives at any time during normal business hours to examine and inspect the Collateral and to make abstracts from such records and chattel paper, and will furnish to Lender such information and reports regarding the Collateral as Lender may from time to time reasonably request.

	Section 7.  Collections with Respect to Customer Receivables.

	Debtor will, at its expense, and subject at all times to Lender's right to give reasonable directions and instructions:

(i)	endeavor to collect or cause to be collected from customers indebted on Customer Receivables, as and when due, any and all amounts, including interest, owing under or on account of each Customer Receivable; and

(ii)	take or cause to be taken such appropriate action to repossess goods, the sale or rental of which gave rise to any Customer Receivable, and to enforce any rights or liens under Customer Receivables, in the name of Debtor or Lender, as Lender may deem proper;

provided, however, that (a) Debtor will at all times use its best judgment to protect the interests of Lender, and (b) Debtor shall not be required under this Section 7 to take any action which would be contrary to any applicable law or court order. Debtor shall, at Lender's request following the occurrence of an Event of Default, notify Debtor's account debtors of the Security Interests in the Customer Receivables and Lender may itself at any such time so notify account debtors. Lender shall have full power at any time after such notice to collect, compromise, endorse, sell or otherwise deal with any or all outstanding Customer Receivables or the proceeds thereof in the name of either Lender or Debtor, as Lender shall determine. In the event that, after notice to any account debtors to pay Lender, Debtor receives any payment on a Customer Receivable, all such payments shall be held by Debtor in trust for Lender and immediately turned over to Lender.

	Section 8.  General Authority.

	Debtor hereby irrevocably appoints Lender Debtor's true and lawful attorney, with full power of substitution, in the name of Debtor, Lender or otherwise, for the sole use and benefit of Lender, but at Debtor's expense, to the extent permitted by law to exercise, at any time and from time to time after any Event of Default has occurred, all or any of the following powers with respect to all or any of the Collateral (which power shall be in addition and supplemental to any powers, rights and remedies of Lender described herein or otherwise available to Lender under applicable law):

(i)	to demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due upon or by virtue thereof,

(ii)	to receive, take, endorse, assign and deliver any and all checks, notes, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by Lender in connection therewith,

(iii)	to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

(iv)	to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof or any related goods securing the Customer Receivables, as fully and effectually as if Lender were the absolute owner thereof,

(v)	to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto, and

(vi)	to discharge any taxes, liens, security interests or other encumbrances at any time placed thereon.

The power conferred on Lender under this Section 8 is solely to protect, realize upon and enforce Lender's Security Interests and rights and remedies in respect to the Collateral and shall not impose any duty upon Lender to exercise such power.

	Section 9.  Events of Default.

	Debtor shall be in default under this Security Agreement upon the occurrence of any one or more of the following events (each such event is herein referred to as an "Event of Default"):

(a)	default by Debtor in the payment, observance or performance of any obligation, covenant or agreement herein contained, or breach by Debtor of any representation or warranty herein contained; or

(b)	nonpayment when due (allowing for any express periods of grace) of any of the Obligations, or the occurrence of any (other) "Event of Default" as defined in the Loan Agreement, or a default under any agreement now or hereafter securing the Loans, the Loan Agreement, the Notes, or any other
Loan Documents, or in any other agreement now or hereafter evidencing or securing any of the Obligations (allowing for any express periods of grace).

	Section 10.  Remedies Upon Event of Default.

	(a)	If any Event of Default shall have occurred, Lender may exercise all the rights and remedies of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where such rights and remedies are exercised) and, in addition, Lender may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) apply the cash, if any, then held by it as Collateral in the manner specified in Section 11 hereof, and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Obligations in full, sell the Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as Lender may deem satisfactory.

	(b)	Lender may require Debtor to assemble all or any part of the
Collateral and make it available to Lender at a place to be designated by Lender that is reasonably convenient. Any holder of an Obligation may be the purchaser of any or all of the Collateral so sold at any public sale (and, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale) and thereafter hold the same absolutely, free from any right or claim of whatsoever kind. Upon any such sale Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Lender shall have the right to store the Collateral on the premises of the Debtor, without rent or charge whatsoever. Each purchaser at any such sale shall hold the Collateral so sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of Debtor.

	(c)	Upon the occurrence of an Event of Default, the Lender shall have the right to enter upon the premises of the Debtor where the Collateral is located (or is believed to be located), or any other place or places where the Collateral is believed to be located, without incurring any obligation to pay rent to the Debtor, and remove the Collateral from such premises to the premises of the Lender or its agent, for such time as the Lender may desire, in order to effectively collect or liquidate the Collateral. The Lender may also require the Debtor to assemble the Collateral and make it available to the Lender at a place or places to be designated by the Lender. The Debtor expressly agrees that the Lender may, if necessary to enter the premises where the Collateral is located and remove the Collateral from such premises, without further notice to Debtor: (i) hire Debtor's employees to assist in the loading and transportation of such Collateral; and (ii) utilize Debtor's equipment in such operation. Debtor agrees that any action by Lender described herein shall be deemed to have been authorized by Debtor and shall not be a breach of the peace or trespassing.

	(d)	Unless the Collateral to be sold is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give Debtor at least ten (10) days' prior written notice of its intention to make any such public or private sale or sale at a broker's board or on a securities exchange. Lender and Debtor agree that such notice constitutes "reasonable notification" within the meaning of the UCC. Such notice, in case of a public sale, shall state the time and place fixed for such sale, and in case of sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange. Such notice, in case of a private sale or disposition, shall state the time after which any private sale or other intended disposition is to be made.

	(e)	Any such public sale shall be held at such time or times within ordinary business hours and at public or private place or places as Lender may fix in the notice of such sale. At any public or private sale, the Collateral may be sold in one lot as an entirety or in separate parcels, as Lender may determine. Lender shall not be obligated to make such sale pursuant to any such notice. Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Lender until the selling price is paid by the purchaser thereof, but Lender shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

	(f)	Lender, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

	(g)	All rights and remedies contained herein shall be separate and cumulative and in addition to all other rights and remedies available to a secured party under applicable law, and the exercise of one shall not in any way limit or prejudice the exercise of any other such rights or remedies.

	Section 11.  Application of Collateral and Proceeds.

	The proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in the following order of priorities:

(a)	first, to pay the expenses of such sale or other realization, including reasonable commission to Lender's agent, and all expenses, liabilities and advances incurred or made by Lender in connection therewith, and any other unreimbursed expenses for which Lender is to be reimbursed pursuant to
Section 12 hereof;

(b)	second, to the payment of the Obligations in accordance with the Loan
Agreement; and

(c)	finally, unless applicable law otherwise provides, to pay to Debtor, or its successors or assigns, or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

	Section 12.  Expenses; Lender's Lien.

	Debtor will forthwith upon demand pay to Lender:

(a)	the amount of any taxes which Lender may at any time be required to pay by reason of the Security Interests (including any applicable transfer taxes and taxes payable in connection with the filing of financing statements to perfect the Security Interests) or to free any of the Collateral from any lien thereon, and

(b)	the amount of any and all reasonable out-of-pocket expenses, including reasonable attorneys' fees and the reasonable fees and disbursements of any agents not regularly in its employ, which Lender may incur in connection with (i) the preparation and administration of this Security Agreement,
(ii) the collection, sale or other disposition of any of the Collateral,
(iii) the exercise by Lender of any of the powers, rights or remedies conferred upon it hereunder, or (iv) any default on Debtor's part hereunder.

	Section 13.  Termination of Security Interests; Release of Collateral.

	Upon the repayment and performance in full of all the Obligations and Lender's receipt of a writing signed by Debtor terminating all obligations of Lender to extend credit or provide financial accommodations to Debtor, the Security Interests shall terminate and all rights to the Collateral shall revert to Debtor. Upon any such termination of the Security Interests or release of Collateral, Lender will, at Debtor's expense to the extent permitted by law, execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

	Section 14.  Notices.

	All notices, communications and demands hereunder shall be in writing and shall be given in the manner and with the effect provided for notices under the Loan Agreement. Notices shall be given to: as to Debtor, to its executive office, or in care of the Borrower, and as to Lender, to the address provided in the Loan Agreement, subject to the right of each party to designate another address by notice.

	Section 15.  Waivers; Non-Exclusive Remedies.

(a)	Except as otherwise specifically provided herein, Debtor hereby waives demand, notice, protest, notice of acceptance of this Security Agreement, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon (and all other demands and notice of any description). With respect to both the Obligations and the Collateral, Debtor hereby assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Lender may deem advisable.

(b)	Except as otherwise provided by applicable law, Lender shall not have any duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody of any Collateral in its possession. Except as otherwise provided by applicable law, Lender may exercise its rights with respect to the Collateral without resorting or regard to other collateral or sources of reimbursement for liability. Except as otherwise provided by applicable law, Lender shall not be required to marshal any present or future security for (including, but not limited to, this Security Agreement and the Collateral subject to the Security Interests created hereby), or guaranties of, the Obligations or any of them, or to resort to such security or guarantees in any particular order; and all of its rights hereunder and in respect of such security and guarantees shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may do so, Debtor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Lender's rights under this Security Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed, and to the extent that it lawfully may do so, Debtor hereby irrevocably waives the benefits of all such laws.

(c)	No failure on the part of Lender to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or remedy under this Security Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by Lender of any right, power or remedy under this Security Agreement preclude any other right, power or remedy. The remedies in this Security Agreement are cumulative and are not exclusive of any other remedies provided by law, including any rights of setoff in favor of Lender.

(d)	Debtor, to the extent it may lawfully do so, hereby consents to the jurisdiction of the courts of The State of New York and the Federal District Court for The State of New York for the purpose of any suit or proceeding brought in connection with or with respect to this Security Agreement.

	Section 16.  Changes in Writing.

	Neither this Security Agreement nor any provision hereof may be changed, waived, discharged or terminated orally but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

	Section 17.  Governing Law; Meaning of Terms.

	This Security Agreement shall be construed in accordance with and governed by the laws of The State of New York. Unless otherwise defined herein or in the Loan Agreement, or unless the context clearly otherwise requires, all terms used herein which are defined in the UCC as in effect in New York have the meanings therein stated.

	Section 18.  Separability.

	If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of Lender.

	Section 19.  Successors and Assigns.

	This Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including, without limitation, any subsequent holders of the Notes or any of the Obligations, each of whom shall, without further act, become a Secured Party by becoming a holder of any of the Notes or such Obligations.

	Section 20.  Headings.

	The headings in this Security Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

	Section 21.  Counterparts.

	This Security Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement.

	Section 22.  Joint and Several.

	The obligations of the Debtor (which term includes each and all of them) hereunder are joint and several.

Section 23.  Waiver of Jury Trial.

	EACH OF DEBTOR AND SECURED PARTY HEREBY EXPRESSLY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS SECURED HEREBY.

[End of Page; The next page is the signature page.]

	IN WITNESS WHEREOF, this Security Agreement has been executed by the parties hereto all as of the day and year first above written.


AFI ACQUISITION COMPANY, LLC

					By: 	_________________________________
						William J. Thyne, Chief Financial
										  Officer


THERMO-HOME, INC.

					By: 	_________________________________
						William J. Thyne, Chief Financial
										  Officer


				   EXHIBIT A

		Financing Statements on File on Date Hereof indicating all or any of the Collateral described herein

Filing	Secured	File						Collateral
Office			Party		No.	Date			Description

[UCC searches have been ordered at the New York State and Warren County levels. This Exhibit A will be completed upon receipt of the search results.]

EXHIBIT B

Additional Representations and Warranties


As to AFI ACQUISITION COMPANY LLC:

1.	The Debtor's exact name is shown in the preamble.
Debtor has not used any other name or been party to a merger, consolidation or reorganization within the previous ten (10) years.

2.	Debtor's Federal Tax Identification Number is 81-0633200.

3.	Debtor is a New York limited liability company.

4.	Debtor does not have an organizational identification number in
New York.

5.	Debtor's chief executive office is at 5 Riverside Drive,
Chestertown, New York 12817.

6.	The Collateral will be kept at Debtor's chief executive
office and at the following location:

	7178 Fish House Road, Galway, New York

As to THERMO-HOME, INC.:

1.	The Debtor's exact name is shown in the preamble.  Debtor has not used any other name or been party to a merger, consolidation or reorganization within the previous ten (10) years.

2.	Debtor's Federal Tax Identification Number is 14-1682205.

3.	Debtor is a New York corporation.

4.	Debtor does not have an organizational identification number in
New York.

5.	Debtor's chief executive office is at 5 Riverside Drive, Chestertown,
New York 12817.

6.	The Collateral will be kept at Debtor's chief executive office and at the following location:

	10 Pine Street, Chestertown, New York






Exhibit No. 99.1		Press Release, dated October 8, 2003


PRESS RELEASE

FOR IMMEDIATE RELEASE


Contact: 	Lincoln Logs Ltd.
		5 Riverside Drive
		P.O. Box135
		Chestertown, NY 12817
		Contact: William Thyne, CFO
		800-833-2461



Lincoln Logs Ltd. announces credit facility and purchase of assets of Adirondack Forest Industries

Chestertown, NY October 8, 2003 - Lincoln Logs Ltd. (OTC BB:LLOG) a leading designer and supplier of log and panelized homes, has announced that on October 7, 2003 it has entered into a multipart credit arrangement with First Pioneer Farm Credit of Enfield, Connecticut. The credit facility allows borrowings of various types and maturities totaling $3.675 million. The Company intends to use the funds available under the credit facility for acquisitions, inventory financing and capital improvements at various company locations.

Lincoln Logs Ltd. also announced its acquisition of the assets of Adirondack Forest Industries, Inc., a company located near Saratoga Springs, New York. The acquisition of the Adirondack assets will enable Lincoln to produce a portion of the hard and soft wood supplies needed for its manufacturing facilities in Chestertown, New York and Maple Ridge, British Columbia.

Lincoln Logs' Chief Executive Officer John D. Shepherd stated: "The Adirondack acquisition is part of our growth strategy; it brings new capabilities to Lincoln and we expect that it will be an important part of the Company's plans for future expansion. We are also very pleased with our new credit facility, which positions our company to take advantage of opportunities in the marketplace, and to ultimately provide our customers with the products and designs they seek."

Lincoln Logs Ltd. is primarily engaged in the business of designing, manufacturing and marketing a broad line of log and panelized homes and solariums to be erected by custom builders and "do-it-yourself" buyers.
The Company's products include over 150 standard home designs. Lincoln also offers a full-service drafting and design department to assist its customers in making plan modifications or creating total custom designs.
For more information about Lincoln Logs, please contact us at 1-800-833-2461 or visit us at www.lincolnlogs.com.

Cautionary Statement
It should be noted that this press release may contain "forward-looking statements." The terms "believe," "anticipate," "intend," "goal,"
"expect," and similar expressions may identify forward-looking statements. These forward-looking statements represent the Company's current expectations or beliefs concerning future events. The matters covered by these statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including the Company's dependence on weather-related factors, introduction and customer acceptance of new products, the impact of competition and price erosion, as well as supply and manufacturing restraints and other risks and uncertainties. The foregoing list should not be construed as exhaustive, and the Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation that the strategy, objectives or other plans of the Company will be achieved. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.